UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-12

ChargePoint Holdings, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

240 East Hacienda Avenue

Campbell, CA 95008

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held at 11:00 a.m. Pacific Time on Tuesday, July 12, 2022

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders (the “Annual Meeting”) of ChargePoint Holdings, Inc., a Delaware corporation (the “Company”), which will be held on Tuesday, July 12, 2022 at 11:00 a.m. Pacific Time. The Annual Meeting will be a virtual meeting of stockholders, which will be conducted via a live audio webcast. You will be able to attend the Annual Meeting, submit your questions and vote online during the meeting by visiting www.virtualshareholdermeeting.com/CHPT2022. We believe a virtual meeting provides expanded access, improves communication, enables increased stockholder attendance and participation and provides cost savings for our stockholders and the Company.

The Annual Meeting is being held for the following purposes:

1.	To elect three Class II directors to the Board of Director (the “Board”), Jeffrey Harris, Susan Heystee, and G. Richard Wagoner, Jr., each to hold office until the 2025 Annual Meeting of Stockholders;

2.	To ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for its fiscal year ending January 31, 2023;

3.	To approve, on an advisory basis, the compensation of our named executive officers (“Say-on-Pay”), as disclosed in the Proxy Statement;

4.	To approve, on an advisory basis, the frequency of holding future advisory votes on executive compensation; and

5.	To transact such other business as may properly come before the Annual Meeting or any continuation or adjournment thereof.

These items of business are more fully described in the Proxy Statement accompanying this Notice.

The record date for the Annual Meeting is May 20, 2022. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.

On or about May 27, 2022, we expect to mail to our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access our Proxy Statement and our annual report for the fiscal year ended January 31, 2022 (“2022 Annual Report”). The Notice provides instructions on how to vote via the Internet or by telephone and includes instructions on how to receive a paper copy of our proxy materials by mail. The accompanying Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended January 31, 2022 (the “2022 Annual Report”) can be accessed directly at the following Internet address: http://www.proxyvote.com. All you have to do is enter the control number located on your proxy card.

In the event of a technical malfunction or other situation that the meeting chair determines may affect the ability of the Annual Meeting to satisfy the requirements for a meeting of stockholders to be held by means of remote communication under the Delaware General Corporation Law, or that otherwise makes it advisable to adjourn the Annual Meeting, the meeting chair or secretary of the Annual Meeting will convene the meeting at 4:00 p.m. Pacific Time on the date specified above and at the Company’s address specified above solely for the purpose of adjourning the meeting to reconvene at a date, time and physical or virtual location announced by the meeting chair. Under either of the foregoing circumstances, we will post information regarding the announcement on the Investors page of the Company’s website at www.chargepoint.com.

Important Notice Regarding the Availability of Proxy Materials for the Stockholders’ Meeting to Be Held on Tuesday, July 12, 2022 at 11:00 a.m. Pacific Time online at www.virtualshareholdermeeting.com/CHPT2022.

The Proxy Statement and 2022 Annual Report are available at www.ProxyVote.com.

The Board of Directors recommends that you vote “FOR” the election of all nominees for director in Proposal No. 1, “FOR” Proposal No. 2, “FOR” Proposal No. 3, and for every “ONE YEAR” in Proposal No. 4.

YOUR VOTE IS IMPORTANT. Whether or not you plan to attend the Annual Meeting, we urge you to submit your vote via the Internet, telephone or mail as soon as possible to ensure your shares are represented.

We appreciate your continued support of ChargePoint Holdings, Inc. and look forward to receiving your proxy.

By Order of the Board of Directors

/s/ Pasquale Romano

Pasquale Romano
President and Chief Executive Officer

Campbell, California

May 27, 2022

You are cordially invited to attend the Annual Meeting, which will be held virtually via the Internet. Whether or not you expect to attend the Annual Meeting, please vote as promptly as possible in order to ensure your representation at the meeting. You may vote your shares by telephone or over the Internet as instructed in these materials. If you received a proxy card or voting instruction card by mail, you may submit your proxy card or voting instruction card by completing, signing, dating and mailing your proxy card or voting instruction card in the envelope provided. Even if you have voted by proxy, you may still attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING	1

PROPOSAL No. 1 Election of Directors	8

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE	10

Continuing Directors	10
Class III Directors Continuing in Office Until the 2023 Annual Meeting	10
Class I Directors Continuing in Office Until the 2024 Annual Meeting	11
Independence of the Board of Directors	12
Family Relationships	12
Board Leadership Structure	12
Role of the Board in Risk Oversight	12
Meetings of the Board of Directors	13
Information Regarding Committees of the Board of Directors	13
Considerations in Evaluating Director Nominees	16
Stockholder Recommendations for Nominations to the Board of Directors	16
Communicating with the Board of Directors	17
Compensation and Organizational Development Committee Interlocks and Insider Participation	17
Environmental, Social, and Governance Initiatives	18
Code of Conduct	19
Corporate Governance Guidelines	19
Transactions in the Company’s Securities	19
Fiscal Year 2022 Director Compensation	20

PROPOSAL No. 2 Ratification Of Selection Of Independent Registered Public Accounting Firm	22

Change in Independent Registered Accounting Firm	22
Pre-Approval Policies And Procedures	23

PROPOSAL NO. 3 ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS	24

PROPOSAL NO. 4 ADVISORY VOTE ON THE PREFERRED FREQUENCY OF FUTURE ADVISORY STOCKHOLDER VOTES TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS	25

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS	26

EXECUTIVE OFFICERS	27

EQUITY COMPENSATION	29

EQUITY COMPENSATION PLAN INFORMATION	43

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	44

TRANSACTIONS WITH RELATED PERSONS AND INDEMNIFICATION	47

Policies and Procedures for Related Party Transactions	47

HOUSEHOLDING OF PROXY MATERIALS	51

OTHER MATTERS	52

240 East Hacienda Avenue

Campbell, CA 95008

PROXY STATEMENT

FOR THE 2022 ANNUAL MEETING OF STOCKHOLDERS

To Be Held at 11:00 a.m. Pacific Time on Tuesday, July 12, 2022

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

We are providing you with these proxy materials because the Board of Directors of ChargePoint Holdings, Inc. (the “Board”) is soliciting your proxy to vote at ChargePoint’s 2022 Annual Meeting of Stockholders (the “Annual Meeting”), including at any adjournments or postponements thereof, to be held via a live audio webcast on Tuesday, July 12, 2022 at 11:00 a.m. Pacific Time. The Annual Meeting can be accessed by visiting www.virtualshareholdermeeting.com/CHPT2022 where you will be able to listen to the meeting live, submit questions and vote online.

You are invited to attend the Annual Meeting to vote on the proposals described in this Proxy Statement. However, you do not need to attend the Annual Meeting to vote your shares. Instead, you may simply follow the instructions below to submit your proxy.

The proxy materials, including this Proxy Statement and our 2022 Annual Report, are being distributed and made available on or about May 27, 2022. As used in this Proxy Statement, references to “we,” “us,” “our,” “ChargePoint” and the “Company” refer to ChargePoint Holdings, Inc. and its subsidiaries. ChargePoint was a special purpose acquisition company called Switchback Energy Acquisition Corporation (“Switchback”) prior to the closing of the Business Combination on February 26, 2021. As used in this Proxy Statement, the Business Combination represents the transactions contemplated by an agreement and plan of reorganization whereby the entities that previously comprised the business of ChargePoint, Inc. (“Legacy ChargePoint”) merged with and into subsidiaries of the Company. For further information on the Business Combination, please refer to our Current Report on Form 8-K as filed with the Securities and Exchange Commission (the “SEC”) on March 1, 2021. Our SEC filings are available to the public on a website maintained by the SEC located at ww.sec.gov. We also maintain a website at https://investors.chargepoint.com/financials/sec-filings/default.aspx with our prior SEC filings.

Why are you holding a virtual meeting and how can stockholders attend?

We have adopted a virtual meeting format for our Annual Meeting. We believe a virtual meeting format will provide a consistent experience to all stockholders regardless of geographic location and enhance stockholder access and engagement. To participate in our virtual Annual Meeting, including to vote, ask questions and to view the list of registered stockholders as of the record date during the meeting, visit www.virtualshareholdermeeting.com/CHPT2022 with your 16-digit control number included in the Notice, on your proxy card, or in the instructions that accompanied your proxy materials. If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, follow the instructions from your broker or bank.

What can I do if I need technical assistance during the Annual Meeting?

If you encounter any difficulties accessing the Annual Meeting during the check-in or meeting time, please call the technical support number that will be posted on the Annual Meeting log-in page.

Why did I receive a notice regarding the availability of proxy materials on the internet?

Pursuant to rules adopted by the SEC, we have elected to provide access to our proxy materials over the Internet. Accordingly, we have sent you a Notice of Internet Availability of Proxy Materials (the “Notice”) because the Board is soliciting your proxy to vote at the 2022 Annual Meeting of Stockholders, including at any adjournments or postponements of the meeting. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the internet or to request a printed copy may be found in the Notice.

On or about May 27, 2022, the proxy materials are being distributed to all stockholders of record entitled to vote at the Annual Meeting.

What proxy materials are available on the internet?

The 2022 Proxy Statement and 2022 Annual Report are available at www.ProxyVote.com.

Who can vote at the Annual Meeting?

If you are a stockholder of record, as of the record date, you may vote your shares at the Annual Meeting by following the instructions provided on the Notice to log in to www.virtualshareholdermeeting.com/CHPT2022. You will be asked to provide the control number from your Notice.

If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you must obtain a valid proxy from your broker, bank or other agent to vote online during the Annual Meeting. Follow the instructions from your broker or bank included with these proxy materials or contact your broker or bank to request a proxy form.

The webcast of the Annual Meeting will begin promptly at 11:00 a.m. Pacific Time. We encourage you to access the meeting prior to the start time. Online check-in will begin at 10:45 a.m. Pacific Time, and you should allow reasonable time for the check-in procedures.

Vote by Proxy

Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend and vote at the Annual Meeting even if you have already voted by proxy.

If you are a stockholder of record, you may vote by proxy over the telephone, vote by proxy through the Internet or vote by proxy using a proxy card that you may request or that we may elect to deliver at a later time:

•

To vote over the telephone, dial toll-free 1-800-690-6903 using a touch-tone phone and follow the recorded instructions. You will be asked to provide the control number from the Notice. Your vote must be received by 11:59 p.m. Eastern Time on July 11, 2022 to be counted.

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To vote through the Internet, go to www.proxyvote.com to complete an electronic proxy card. You will be asked to provide the control number from your Notice. Your vote must be received by 11:59 p.m. Eastern Time on July 11, 2022 to be counted.

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To vote using the printed proxy card that may be delivered to you, simply complete, sign and date the proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you instruct. If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a Notice containing voting instructions from that organization rather than from us. Simply follow the voting instructions in the Notice to ensure that your vote is counted.

We are holding the Annual Meeting online and providing internet voting to provide expanded access and to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your voting instructions. However, please be aware that you must bear any costs associated with your internet access, such as usage charges from internet access providers and telephone companies.

Stockholder of Record: Shares Registered in Your Name

If on May 20, 2022 your shares were registered directly in your name with ChargePoint’s transfer agent, Continental Stock Transfer & Trust Company, then you are a stockholder of record. As a stockholder of record, you may vote at the meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If on May 20, 2022 your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and the Notice is being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares at the meeting unless you request and obtain a valid proxy from your broker or other agent.

What am I voting on?

There are four matters scheduled for a vote:

•	Election of three Class II directors nominated by the Board to serve until the 2025 Annual Meeting of Stockholders;

•	Ratification of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for its fiscal year ending January 31, 2023;

•	Advisory approval of the compensation of our named executive officers (“Say-on-Pay”); and

•	Advisory approval of the frequency of holding future Say-on-Pay advisory votes on executive compensation.

How does the Board recommend I vote on these proposals?

Our Board recommends a vote:

•	“FOR” the election of Jeffrey Harris, Susan Heystee, and G. Richard Wagoner, Jr. as Class II directors;

•	“FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for our fiscal year ending January 31, 2023;

•	“FOR” the advisory approval of the compensation of our named executive officers (“Say-on-Pay”); and

•	For “ONE YEAR” as the preferred frequency of holding future advisory votes on executive compensation.

What if another matter is properly brought before the meeting?

The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you own as of May 20, 2022. On this record date, there were 337,637,510 shares of our common stock outstanding.

What happens if I do not vote?

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record and do not vote by completing your proxy card, by telephone, through the internet or online at the Annual Meeting, your shares will not be voted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank or other nominee, and you do not provide the broker or other nominee that holds your shares with voting instructions, the broker or other nominee will determine if it has the discretionary authority to vote on the particular matter.

What if I return a proxy card or otherwise vote but do not make specific choices?

If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, as applicable, “For” the election of each of the three Class II director nominees, “For” the ratification of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for its fiscal year ending January 31, 2023, “For” the approval, on an advisory basis, of the compensation of our named executive officers, and for “One Year” as the preferred frequency of holding future Say-on-Pay advisory votes on executive compensation. If any other matter is properly presented at the meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies online, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners. We have retained Saratoga Proxy Consulting LLC to assist us in soliciting proxies for a fee of approximately $10,000, plus reasonable out-of-pocket expenses incurred in the process of soliciting proxies.

What does it mean if I receive more than one Notice?

If you receive more than one Notice, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on the Notices to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

Yes. You can revoke your proxy at any time before the final vote at the meeting.

Stockholder of Record: Shares Registered in Your Name

If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:

•	You may submit another properly completed proxy card with a later date.

•	You may grant a subsequent proxy by telephone or through the internet.

•	You may send a timely written notice that you are revoking your proxy to ChargePoint’s Secretary at 240 East Hacienda Avenue, Campbell, CA 95008.

•	You may attend the Annual Meeting and vote online. Simply attending the meeting will not, by itself, revoke your proxy.

Your most current proxy card or telephone or internet proxy is the one that is counted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank.

When are stockholder proposals and director nominations due for next year’s annual meeting?

To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing by January 27, 2023 to ChargePoint’s Secretary at 240 East Hacienda Avenue, Campbell, CA 95008 and comply with the requirements in the Company’s Amended and Restated Bylaws (the “Bylaws”) and all applicable requirements of Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). If you wish to submit a proposal that is not to be included in next year’s proxy materials or nominate a director, you must do so no later than April 13, 2023 and not earlier than March 14, 2023, provided, however, that if our 2023 annual meeting of stockholders is held before June 12, 2023 or after September 10, 2023, then your proposal must be received no earlier than the close of business on the 120th day prior to such meeting and not later than the close of business on the later of the 90th day prior to such meeting or the 10th day following the day on which notice or public announcement of the date of such meeting is first made. You are also advised to review our Bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations. In addition to satisfying the foregoing requirements under our bylaws, to comply with the universal proxy rules (once effective), shareholders who intend to solicit proxies in support of director nominees other than our nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than May 13, 2023.

How are votes counted?

Votes will be counted by the inspector of election appointed for the meeting, who will separately count, for the proposal to elect directors, votes “For,” “Withhold” and broker non-votes; with respect to Proposals No. 2 and 3, votes “For,” “Against,” abstentions and, if applicable, broker non-votes; and with respect to Proposal No. 4, “One Year,” “Two Years,” “Three Years,” abstentions and broker non-votes. A broker non-vote occurs when a nominee, such as a broker or bank, holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary authority to vote with respect to that proposal and has not received instructions with respect to that proposal from the beneficial owner. In the event that a broker, bank, custodian, nominee or other record holder of our common stock indicates on a proxy that it does not have discretionary authority to vote certain shares on a particular proposal, then those shares will be treated as broker non-votes with respect to that proposal.

•

Proposal No. 1: The election of directors is a matter considered non-routine under applicable rules. A broker or other nominee cannot vote without instructions on non-routine matters, and therefore ChargePoint expects broker non-votes on Proposal No. 1. Thus, if you do not instruct your broker how to vote with respect to Proposal No. 1, your broker may not vote with respect to that proposal.

•

Proposal No. 2: Ratification of the selection of PricewaterhouseCoopers LLP is considered to be a routine matter and, accordingly, if you do not instruct your broker or other nominee on how to vote the shares in your account for Proposal No. 2, brokers will be permitted to exercise their discretionary authority to vote for the ratification of the selection of PricewaterhouseCoopers LLP. Accordingly, if you own shares through a nominee, such as a broker or bank, please be sure to instruct your nominee how to vote to ensure that your vote is counted on all of the proposals.

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Proposal No. 3: The approval, on an advisory basis, of the compensation of our named executive officers is a matter considered non-routine under applicable rules. As described in Proposal 1 above, a broker or other nominee cannot vote without instructions on non-routine matters, and therefore ChargePoint expects broker non-votes on Proposal No. 3. Thus, if you do not instruct your broker how to vote with respect to Proposal No. 3, your broker may not vote with respect to that proposal.

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Proposal No. 4: The determination, on an advisory basis, of our stockholder’s preference regarding the frequency of holding future advisory votes on executive compensation is a matter considered non-routine under applicable rules. As described in Proposal 1 above, a broker or other nominee cannot vote without instructions on non-routine matters, and therefore ChargePoint expects broker non-votes on Proposal No. 4. Thus, if you do not instruct your broker how to vote with respect to Proposal No. 4, your broker may not vote with respect to that proposal.

Abstentions and broker non-votes will be treated as shares present for the purpose of determining the presence of a quorum for the transaction of business at the Annual Meeting. Broker non-votes will not be counted for purposes of determining the number of shares present online during the meeting or represented by proxy and entitled to vote with respect to a particular proposal. Thus, a broker non-vote will not affect the outcome of the vote on Proposals No. 1, 3, or 4.

What are “broker non-votes”?

As discussed above, when a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed to be “non-routine,” the broker or nominee cannot vote the shares with respect to such matters. These unvoted shares are considered “broker non-votes” with respect to such matters. In the absence of timely directions, your broker will have discretion to vote your shares on Proposal No. 2, our sole “routine” matter, but brokers and nominees cannot use their discretion to vote “uninstructed” shares with respect to matters that are considered “non-routine”. “Non-routine” matters are matters that may substantially affect the rights or privileges of stockholders, such as executive compensation (including any advisory stockholder votes on executive compensation and on the frequency of stockholder votes on executive compensation) and certain corporate governance proposals, even if management supported. Accordingly, your broker or nominee may not vote your shares on Proposals No. 1, 3 or 4 without your instructions, but may vote your shares on Proposal No. 2.

How many votes are needed to approve each proposal?

•

Proposal No. 1: The election of directors requires a plurality vote of the shares of our common stock present virtually or by proxy at the virtual Annual Meeting and entitled to vote thereon to be approved. “Plurality” means that the nominees who receive the largest number of votes cast “for” such nominees are elected as directors. Only votes “For” will affect the outcome.

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Proposal No. 2: The ratification of the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal year ending January 31, 2023 requires the affirmative vote of a majority of the votes cast by the holders of shares of our common stock present virtually or by proxy at the virtual Annual Meeting and entitled to vote thereon to be approved. You may vote “for,” “against,” or “abstain” with respect to this proposal. Broker non-votes and abstentions will have no effect on the outcome of this proposal.

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Proposal No. 3: The approval, on an advisory basis, of the compensation of our named executive officers requires the affirmative vote of a majority of votes cast by the holders of shares of our common stock present virtually or by proxy at the virtual Annual Meeting and entitled to vote thereon to be approved. You may vote “for,” “against,” or “abstain” with respect to this proposal. Broker non-votes and abstentions will have no effect on the outcome of this proposal.

•	Proposal No. 4: The frequency receiving the highest number of votes cast by stockholders will be considered the frequency, on an advisory basis, of holding future advisory votes on executive compensation that is preferred by our stockholders. You may indicate whether you would prefer an advisory vote on executive compensation every “one year,” “two years” or “three years”, or you may “abstain” from voting on the proposal. The Board and our Compensation and Organizational Development Committee intend to consider the outcome of the vote when determining how often we should submit to stockholders an advisory vote to approve the compensation of our named executive officers. Any shares not voted (as a result of stockholder abstention or a broker non-vote) will not be counted and will have no effect on the outcome of this proposal.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least a majority of the outstanding shares entitled to vote are present online at the meeting, by remote communication, if applicable, or represented by proxy. Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote online at the meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the meeting’s chairperson or holders of a majority of shares represented at the meeting may adjourn the meeting to another date.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be published in a Current Report on Form 8-K that we expect to file within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Current Report on Form 8-K within four business days after the meeting, we intend to file a Current Report on Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Current Report on Form 8-K to publish the final results.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

ChargePoint Holdings, Inc.’s Board of Directors (the “Board”) is divided into three classes, designated Class I, Class II and Class III. Each class consists, as nearly as may be possible, of one-third of the total number of directors, and each class has a three-year term. Vacancies on the Board may be filled solely by the affirmative vote of a majority of the directors then in office, even if less than a quorum, or by a sole remaining director. Any director elected to fill a vacancy or newly created directorship shall hold office until the next election of the class to which such director shall have been appointed or assigned, and until his or her successor is duly elected and qualified, subject to his or her earlier death, disqualification, resignation or removal.

The Board presently has eleven members. There are three directors in the class whose term of office expires in 2022, Jeffrey Harris, Susan Heystee, and G. Richard Wagoner, Jr. The Board has proposed that each of Jeffrey Harris, Susan Heystee, and G. Richard Wagoner, Jr. be elected as a Class II director at the Annual Meeting.

The nominees listed below are currently directors of the Company and were each recommended for election by the Nominating and Corporate Governance Committee of the Board. Mr. Harris was appointed to the Board of Directors of Legacy ChargePoint (the “Legacy ChargePoint Board”) in December 2018, Ms. Heystee was appointed to the ChargePoint Board in May 2021 and Mr. Wagoner was appointed to the Legacy ChargePoint Board in February 2017. If elected at the Annual Meeting, the nominees would serve until the 2025 annual meeting and until the election and qualification of her or his successor or, if sooner, her or his death, disqualification, resignation or removal. The Company encourages its directors to attend its annual meetings. Seven of our directors attended our annual meeting of stockholders in 2021.

Vote Required

Directors are elected by a plurality of the voting power of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. Proxies cannot be voted for more than one person. Each nominee nominated by the Board to serve as Class II director must receive the most “For” votes (among votes properly cast online during the meeting or by proxy) of nominees for the vacancies in such director class in order to be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, “For” the election of the nominees named below. Only votes “For” will affect the outcome.

The brief biographies below include information, as of the date of this Proxy Statement, regarding the specific and particular experience, qualifications, attributes or skills of each of our Class I, Class II and Class III directors.

	Class	Age	Position	Director Since**	Current Term Expires	Expiration of Term for which Nominated
Class II Nominees
Jeffrey Harris(2*)	II	66	Director	2018	2022	2025
Susan Heystee(2)	II	60	Director	2021	2022	2025
G. Richard Wagoner, Jr.(2)	II	69	Director	2017	2022	2025
Class I and Class III Continuing Directors
Roxanne Bowman(1)	I	55	Director	2019	2024	—
Axel Harries	I	57	Director	2016	2024	—
Mark Leschly(1*)(3)	I	53	Director	2009	2024	—
Ekta Singh-Bushell(2)	I	50	Director	2022	2024	—
Pasquale Romano	III	56	President and Chief Executive Officer, Director	2011	2023	—
Elaine L. Chao	III	69	Director	2021	2023
Bruce Chizen(1)(3)	III	66	Chairman of the Board	2014	2023	—
Michael Linse(3*)	III	47	Director	2012	2023	—

*	Signifies Chair of the Committee
**	Based on service on the boards of ChargePoint and Legacy ChargePoint
(1)	Member of the Nominating and Corporate Governance Committee
(2)	Member of the Audit Committee
(3)	Member of the Compensation and Organizational Development Committee

CLASS II NOMINEES FOR ELECTION FOR A THREE-YEAR TERM EXPIRING AT THE 2025 ANNUAL MEETING

Jeffrey Harris has served as a member of ChargePoint’s Board of Directors since February 26, 2021 and previously served as a director of Legacy ChargePoint since December 2018. In 2012, Mr. Harris founded Global Reserve Group LLC, a financial advisory and investment firm focused primarily on the energy and technology industries. In addition, he has been a Venture Partner of Quantum Energy Partners since 2012. From March 2020 to March 2021, Mr. Harris served on the board of directors of InterPrivate Acquisition Corp., where he was a member of the audit committee. Previously, Mr. Harris was a managing director of Warburg Pincus LLC, a private equity firm, from 1983 until 2011. Mr. Harris previously served as a director of Knoll, Inc., until July 2021 and currently serves as a director of InterPrivate II Acquisition Corp. since March 2021. Mr. Harris holds a B.S. in Economics from the Wharton School of the University of Pennsylvania and an M.B.A. from Harvard Business School. We believe Mr. Harris is qualified to serve as a member of our Board based on his extensive financial expertise and knowledge of the energy industry and clean technology.

Susan Heystee has served as a member of ChargePoint’s Board of Directors since May 26, 2021. From January 2017 to June 2018, Ms. Heystee was Senior Vice President of Global Automotive Business at Verizon Connect. Prior to Verizon Connect, Ms. Heystee served as Executive Vice President of Global Sales and OEM Business at Telogis, which was acquired by Verizon in July 2016, from February 2010 to December 2016. Ms. Heystee has served as a director of Ouster, Inc., a U.S. lidar technology company, since September 2018. Ms. Heystee holds Bachelor’s degrees in mathematics and business from the University of Waterloo and has completed the Advanced Management Program at Harvard Business School. We believe that Ms. Heystee is qualified to serve as a member of our Board of Directors due to her extensive experience in the technology sector and knowledge of market driven strategies.

G. Richard Wagoner, Jr. has served as a member of ChargePoint’s Board of Directors since February 26, 2021 and previously served as a director of Legacy ChargePoint since February 2017. From 1977 to 2009, Mr. Wagoner held numerous senior positions at General Motors Corporation, including Chairman and Chief Executive Officer from 2003 to 2009. Mr. Wagoner currently serves as a director of Invesco Ltd., since October 2013, and Graham Holdings Inc., since June 2010. Mr. Wagoner previously served as a director of Aleris Corporation from August 2010 until April 2020. Mr. Wagoner holds a bachelor’s degree from Duke University and an M.B.A. from Harvard Business School. We believe Mr. Wagoner is qualified to serve as a member of our Board based on his extensive experience in the automobile industry, general management and public company board service.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE IN “FOR” EACH OF THE NAMED NOMINEES IN CLASS II

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Continuing Directors

In addition to the director nominees, ChargePoint has eight other directors who will continue in office after the Annual Meeting with terms expiring in 2023 and 2024. The following includes a brief biography of each director composing the remainder of the Board with terms expiring as shown, with each biography including information regarding the experiences, qualifications, attributes or skills that caused the Nominating and Corporate Governance Committee and the Board to determine that the applicable director should serve as a member of our Board.

Class III Directors Continuing in Office Until the 2023 Annual Meeting

Pasquale Romano has served as President and Chief Executive Officer and a member of the Board of Directors for ChargePoint since February 26, 2021 and has held the same positions at Legacy ChargePoint since February 2011. Prior to ChargePoint, Mr. Romano co-founded 2Wire, Inc., a provider of broadband service delivery platforms, where he served as its President and Chief Executive Officer from October 2006 until July 2010 when 2Wire, Inc. was acquired by Pace plc. In 1989, he co-founded Fluent, Inc., a digital video networking company and served as its Chief Architect until the company was sold to Novell Corporation in 1993. Mr. Romano holds an A.B. in Computer Science from Harvard University and an M.S. from Massachusetts Institute of Technology. We believe Mr. Romano is qualified to serve as a member of our Board due to his extensive executive management and technology industry leadership experience.

Elaine L. Chao has served as a member of the ChargePoint Board of Directors since November 30, 2021. Ms. Chao served as the U.S. Secretary of Transportation from January 2017 to January 2021 and the U.S. Secretary of Labor from January 2001 to January 2009. Ms. Chao has served as a director for numerous public companies including, News Corp from June 2012 until January 2017, Wells Fargo & Company from July 2011 until January 2017, Ingersoll-Rand plc from June 2015 until January 2017 and Vulcan Materials Company from February 2015 until January 2017. Ms. Chao currently serves as a director for Embark Technology, Inc., since March 2021, and for Hyliion Holdings Corp. and The Kroger Co., since August 2021. Ms. Chao holds a bachelor’s degree in economics from Mount Holyoke College and a Master in Business Administration from the Harvard Business School. The Board believes that Ms. Chao is qualified to serve as a director of the Company due to her experiences in the public, private and nonprofit sectors, extensive public policy experience and her prior public company services.

Bruce Chizen has served as a member of ChargePoint’s Board of Directors since February 26, 2021 and previously served as a director of Legacy ChargePoint since December 2014. Mr. Chizen is currently an independent consultant and has served as Senior Adviser to Permira Advisers LLP, a private equity fund, since July 2008, and as a Venture Partner at Voyager Capital, a venture capital firm, since August 2009. He has also served as an Operating Partner for Permira Growth Opportunities, a private equity fund since June 2018. From 1994 until 2008, Mr. Chizen served in a number of positions at Adobe Systems Incorporated, a provider of design, imaging and publishing software, including as its Chief Executive Officer from 2000 until 2007, President from 2000 until 2005, acting Chief Financial Officer from 2006 until 2007 and Strategic Advisor from 2007 until 2008. Mr. Chizen currently serves as a director of Synopsys, Inc. since April 2001, Oracle Corporation since July 2008, and Informatica Inc. since August 2015. Mr. Chizen holds a bachelor’s degree from Brooklyn College, City University of New York. We believe Mr. Chizen is qualified to serve as a member of our Board based on his extensive leadership experience in digital media and software.

Michael Linse has served as a member of ChargePoint’s Board of Directors since February 26, 2021 and previously served as a director of Legacy ChargePoint since April 2012. Mr. Linse has served as the founder and managing director of Linse Capital LLC since October 2015, a growth equity firm investing in late-stage technology companies, and Levitate Capital, a venture capital firm, since March 2017. Prior to founding Linse

Capital, Mr. Linse served as a partner at Kleiner Perkins Caufield & Byers (“KPCB”) from 2008 until March 2016. Prior to joining KPCB, Mr. Linse worked at Goldman Sachs for over a decade, most recently as Managing Director of the alternative energy investing team. Mr. Linse currently services as a director of Valens Semiconductor Ltd. Mr. Linse holds a B.A. in Economics from Harvard University and an M.B.A. from Harvard Business School. We believe Mr. Linse is qualified to serve as a member of our Board based on his extensive experience in corporate finance and investing in alternative energy space.

Class I Directors Continuing in Office Until the 2024 Annual Meeting

Roxanne Bowman has served as a member of ChargePoint’s Board of Directors since February 26, 2021 and previously served as a director of Legacy ChargePoint since August 2019. Ms. Bowman has served as Operating Executive at NMS Capital, a private investment firm, since March 2019. From September 2013 to November 2018, Ms. Bowman served as Chief Executive Officer of PowerTeam Services, LLC, a gas and electric utility service provider. Ms. Bowman holds a B.S. in Electrical Engineering from Clemson University and an M.B.A. from the Pamplin College of Business at Virginia Polytechnic Institute and State University. We believe Ms. Bowman is qualified to serve as a member of our Board based on her wide-ranging experience in management, sales, marketing and strategic planning within the utilities industry.

Axel Harries has served as a member of ChargePoint’s Board of Directors since February 26, 2021 and previously served as a director of Legacy ChargePoint since October 2016. Mr. Harries has served as Vice President of Product Management and Sales for Mercedes-Benz AG since June 2017. Prior to this, from June 1993 to June 2017, Mr. Harries held several roles at Daimler AG, including leading the Connected, Autonomous, Shared & Services and Electric Drive unit, which is responsible for all-electric vehicle architecture from July 2016 to June 2017 and Quality Management of Mercedes-Benz Cars from July 2014 until July 2016 and Head of the G-Wagon Business Unit at Mercedes-Benz Cars from July 2008 until June 2014. Mr. Harries has served as a member of the board of Carwow and Mercedes-Benz USA since July 2019 and June 2017, respectively. Mr. Harries studied product engineering with finance and management accounting at Furtwangen University, Germany. We believe Mr. Harries is qualified to serve as a member of our Board based on his extensive management experience in the automotive industry and knowledge of Europe’s auto charging market.

Mark Leschly has served as a member of ChargePoint’s Board of Directors since February 26, 2021 and previously served as a director of Legacy ChargePoint since December 2009. Since July 1999, Mr. Leschly has served as a managing partner of Rho Capital Partners, Inc., an investment and venture capital management company. Since 2017, Mr. Leschly has been the chairman and chief executive officer of Universal Tennis, LLC, which is the developer of a software platform for tennis analytics and tournament management. Since 2014, Mr. Leschly has also been the owner and managing member of Iconica LLC, which primarily focuses on investments at the intersection of sports, media and technology. Mr. Leschly served as a director of NGM Biopharmaceuticals, Inc. from January 2008 to May 2022. Mr. Leschly holds an M.B.A. from Stanford Graduate School of Business and a B.A. from Harvard University. We believe Mr. Leschly is qualified to serve as a member of our Board based on his extensive experience in corporate finance and investing in energy companies.

Ekta Singh-Bushell has served as a member of ChargePoint’s Board of Directors since April 5, 2022. From May 2016 to June 2017, Ms. Singh-Bushell served as deputy to the first vice president, chief operating officer executive office, at the Federal Reserve Bank of New York. Prior to 2016, Ms. Singh-Bushell worked at Ernst & Young, serving in various roles including global IT Effectiveness leader, U.S. innovation & digital strategy leader, and chief information security officer. Ms. Singh-Bushell has served as a director for numerous public companies including, TTEC Holdings, Inc., since May 2017, Lesaka Technologies Inc., since October 2018, Huron Consulting Group, since May 2019, and Designer Brands, Inc., where she served from September 2018 until May 2022. Ms. Singh-Bushell received her Master of Science in Electrical Engineering & Computer Science from the University of California, Berkeley and her undergraduate degree in engineering from the University of Poona, India. The Board believes that Ms. Singh-Bushell is qualified to serve as a director due to her operational experiences with finance, audit, technology and cybersecurity matters and her prior public company services.

Independence of the Board of Directors

As required under the New York Stock Exchange (“NYSE”) listing standards, a majority of the members of a listed company’s Board of Directors must qualify as “independent,” as affirmatively determined by the Board of Directors. The Board consults with the Company’s counsel to ensure that the Board’s determinations are consistent with relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of NYSE, as in effect from time to time.

Consistent with these considerations, after review of all relevant identified transactions or relationships between each director, or any of his or her family members, and the Company, its senior management and its independent auditors, the Board has affirmatively determined that the following ten directors are independent directors within the meaning of the applicable NYSE listing standards: Mses. Bowman, Chao, Heystee and Singh-Bushell, and Messrs. Chizen, Harries, Harris, Leschly, Linse and Wagoner. In making this determination, the Board found that none of these directors or nominees for director had a material or other disqualifying relationship with the Company. Mr. Romano, our President and Chief Executive Officer, is not an independent director by virtue of his current employment with ChargePoint.

Family Relationships

There are no familial relationships among the ChargePoint directors and executive officers.

Board Leadership Structure

Our Corporate Governance Guidelines provide that our Board may separate or combine the roles of Chairman of the Board and Chief Executive Officer when and if it deems it advisable and in the best interests of the Company and its stockholders to do so. Currently, the roles are separated, with Pasquale Romano serving as President and Chief Executive Officer and Bruce Chizen serving as the independent Chairman of the Board. The Chairman of the Board presides over all executive sessions of the Board. The Company believes that the separation of the positions of Chairman and Chief Executive Officer aligns the Chairman role with our independent directors and further enhances the independence of our Board from management.

Role of the Board in Risk Oversight

The Board recognizes the importance of effective risk oversight in running a successful business and in fulfilling its fiduciary responsibilities to ChargePoint and its stockholders. While the executive team is responsible for the day-to-day management of risk, one of the Board’s key functions is informed oversight of the Company’s risk management process. The Board does not have a standing risk management committee, but rather administers this oversight function directly through the Board as a whole, as well as through various Board standing committees that address risks inherent in their respective areas of oversight. In particular, our Board is responsible for monitoring and assessing strategic risk exposure, including a determination of the nature and level of risk appropriate for the Company. Our Audit Committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. Such risk oversight also includes reviewing the Company’s cybersecurity and other information technology risks, controls and procedures, including the Company’s plans to mitigate cybersecurity risks and to respond to data breaches.

The Audit Committee also reviews with management when appropriate any significant regulatory and legal developments that may have a material impact on ChargePoint’s financial statements, compliance programs and policies. Our Nominating and Corporate Governance Committee monitors the effectiveness of our corporate governance guidelines, including whether they are successful in preventing illegal or improper liability-creating conduct. Our Compensation and Organizational Development Committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking.

Meetings of the Board of Directors

During our fiscal year ended January 31, 2022, our Board held thirteen meetings (including regularly scheduled and special meetings), and each director attended at least 75% of the aggregate of (i) the total number of meetings of our Board held during the period for which he or she has been a director and (ii) the total number of meetings held by all committees of our Board on which he or she served during the periods that he or she served.

Information Regarding Committees of the Board of Directors

ChargePoint’s Board of Directors has established three committees: an Audit Committee; a Compensation and Organizational Development Committee; and a Nominating and Corporate Governance Committee. During the fiscal year ended January 31, 2022, the Audit Committee met nine times, the Compensation and Organizational Development Committee met twelve times and the Nominating and Corporate Governance Committee met six times.

Below is a description of each committee of the Board. Each of the committees has authority to engage legal counsel or other experts or consultants, as it deems appropriate to carry out its responsibilities. The Board of Directors has determined that each member of each committee meets the applicable NYSE rules and regulations regarding “independence” and each member is free of any relationship that would impair his individual exercise of independent judgment with regard to the Company.

Audit Committee

The Audit Committee is comprised of four directors: Messrs. Harris and Wagoner, Jr. and Mses. Heystee and Singh-Bushell.

The composition of our Audit Committee meets the requirements for independence for audit committee members under the listing standards of the NYSE and the rules and regulations of the SEC. Each member of our Audit Committee also meets the financial literacy requirements of the listing standards of the NYSE. In addition, our Board has determined that Mr. Harris qualifies as an audit committee financial expert within the meaning of SEC regulations and meets the financial sophistication requirements of the NYSE.

The Audit Committee has direct responsibility for oversight of the following:

•	evaluating the qualifications, independence and performance of the independent registered public accounting firm, including leading the review and selection of the lead audit engagement partner;

•	overseeing and reviewing the integrity of the Company’s accounting and financial reporting process and the audit of the Company’s financial statements;

•	overseeing the Company’s compliance with legal and regulatory requirements;

•	overseeing the design and implementation of our internal audit function and risk assessment and risk management;

•	reviewing the Company’s cybersecurity and other information technology risks, controls and procedures, including the Company’s plans to mitigate cybersecurity risks and to respond to data breaches;

•	reviewing and discussing with management the adequacy and effectiveness of our disclosure controls and procedures;

•

discussing with the Company’s management and independent registered public accounting firm the annual audit plan and scope of audit activities, scope and timing of the annual audit of the Company’s financial statements, and the results of the audit, quarterly reviews of our financial statements and, as appropriate, initiates inquiries into certain aspects of the Company’s financial affairs;

•

establishing and overseeing procedures for the receipt, retention and treatment of any complaints regarding accounting, internal accounting controls or auditing matters, as well as for the confidential and anonymous submissions by the Company’s employees of concerns regarding questionable accounting or auditing matters; and

•	reviewing and overseeing all related person transactions in accordance with the Company’s policies and procedures.

The Audit Committee has sole authority to approve the hiring and discharging of the Company’s independent registered public accounting firm, all audit engagement terms and fees and all permissible non-audit engagements with the independent auditor.

The Board has adopted a written Audit Committee charter that is available to stockholders on the Company’s website at https://investors.chargepoint.com under “Governance.”

Compensation and Organizational Development Committee

The Compensation and Organizational Development Committee is comprised of three directors: Messrs. Chizen, Leschly, and Linse.

The Compensation and Organizational Development Committee meets the requirements for independence for compensation committee members under the listing standards of the NYSE and the rules and regulations of the SEC. Each member of our Compensation and Organizational Development Committee is also a “non- employee director,” as defined pursuant to Rule 16b-3 promulgated under the Exchange Act.

The Compensation and Organizational Development Committee assists the Board in discharging certain of the responsibilities with respect to compensating our executive officers, and the administration and review of the incentive plans for employees and other service providers, including our equity incentive plans, and certain other matters related to our compensation programs. The Compensation and Organizational Development Committee reviews, modifies and approves the overall compensation strategy and policies for the Company, including:

•

reviewing annually and recommending to the Board for approval all compensation to be paid or awarded to the Chief Executive Officer. In consultation with the Chief Executive Officer, reviewing annually and determine and approve all compensation to be paid or awarded to all other executive “officers,” as defined in the rules promulgated under Section 16 of the Exchange Act, of the Company, in each case including any severance or change in control agreements, and special or supplemental benefits applicable to such executive officers evaluating and approving the compensation plans and programs advisable for the Company, as well as evaluating and approving the modification or termination of existing plans and programs. The Chief Executive Officer may not be present during voting or deliberations on his or her compensation;

•

establishing annually corporate performance goals and objectives relevant to compensation, in consultation with the Chief Executive Officer, for other executive officers, and evaluating annually, in consultation with the Chief Executive Officer, other executive officer performance against any corporate goals and objectives relevant to such officers’ compensation;

•	reviewing periodically and making recommendations to the Board with respect to adoption and approval of, or amendments to, the Company’s equity incentive plans;

•

overseeing the management of risks associated with the Company’s compensation policies and programs, including an annual review of the Company’s risk management processes related to its compensation programs, including to determine whether any such program encourages undue or inappropriate risk-taking by Company personnel that is reasonably likely to have a material adverse effect on the Company;

•	reviewing and providing feedback on Company’s recruitment strategies, diversity and inclusion initiatives, and talent development; and

•	Preparing the compensation committee report that the SEC requires accompany the Compensation Discussion and Analysis contained in this Proxy Statement.

The Board has adopted a written Compensation and Organizational Development Committee charter that is available to stockholders on the Company’s website at https://investors.chargepoint.com under “Governance.”

Compensation and Organizational Development Committee Processes and Procedures

The Compensation and Organizational Development Committee plans to meet at least twice each year and may otherwise meet at such times and places as the Committee determines. The agenda for each meeting is usually developed by the Chair of the Compensation and Organizational Development Committee, in consultation with the Chief Executive Officer and Chief People Officer. The Compensation and Organizational Development Committee meets regularly in executive session. However, from time to time, various members of management and other employees as well as outside advisors or consultants may be invited by the Compensation and Organizational Development Committee to make presentations, provide financial or other background information or advice or otherwise participate in Compensation and Organizational Development Committee meetings. The Chief Executive Officer may not be present during voting or deliberations of the Compensation and Organizational Development Committee regarding his compensation.

The charter of the Compensation and Organizational Development Committee grants the Committee full access to all books, records, facilities and personnel of the Company. In addition, the Compensation and Organizational Development Committee has the authority, in its sole discretion, to retain or obtain the advice of compensation consultants, independent legal counsel, or other advisors of its choosing, and the Company must provide for appropriate funding for payment of reasonable fees to any such advisor retained by the Committee. The Compensation and Organizational Development Committee has direct responsibility for the appointment, compensation, termination and oversight of the work of any such advisors engaged for the purpose of advising the Committee. Under the charter, the Compensation and Organizational Development Committee may select, or receive advice from, a compensation consultant, legal counsel or other adviser to the Compensation and Organizational Development Committee, other than in-house legal counsel and certain other types of advisers, only after taking into consideration six factors, prescribed by the SEC and NYSE, that bear upon the adviser’s independence; however, there is no requirement that any adviser be independent.

The compensation committee of Legacy ChargePoint used the services of Compensia, Inc. (“Compensia”), a national compensation consulting firm, during the fiscal year ended January 31, 2022 to advise the committee regarding the amount and types of compensation provided to our executive officers and non-employee directors. In the first quarter of fiscal 2022, the Compensation and Organizational Development Committee engaged Frederic W. Cook & Co., Inc. (“FW Cook”), a national compensation consulting firm, to advise the Compensation and Organizational Development Committee regarding the amount and types of compensation provided to our executive officers and non-employee directors. Compensia and FW Cook do not provide any services to us other than the services provided to the Legacy ChargePoint compensation committee and the Compensation and Organizational Development Committee. The Legacy ChargePoint compensation committee and Compensation and Organizational Development Committee, as applicable, assessed the independence of Compensia and FW Cook pursuant to SEC and NYSE rules and concluded that no conflict of interest exists that would prevent Compensia and FW Cook from independently representing such committee.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee is comprised of three directors: Messrs. Chizen and Leschly and Ms. Bowman.

The composition of our Nominating and Corporate Governance committee meets the requirements for independence under the listing standards of the NYSE and the rules and regulations of the SEC. The Nominating and Corporate Governance Committee is responsible for, among other things:

•

identifying individuals qualified to become members of the Board and the Board’s committees, consistent with criteria approved by the Board, including diversity of race, ethnicity, national origin, gender and sexual orientation;

•	selecting, or recommending that the Board select, the director nominees for the next annual meeting of stockholders;

•	developing, evaluating, and recommending to the Board a set of corporate governance guidelines applicable to the Company;

•	leading the periodic performance review of the Board, its committees and management; and any related matters required by the federal securities laws.

The Board has adopted a written Nominating and Corporate Governance Committee charter that is available to stockholders on the Company’s website at https://investors.chargepoint.com under “Governance.”

Considerations in Evaluating Director Nominees

The Nominating and Corporate Governance Committee believes that candidates for director should have certain minimum qualifications, including the ability to read and understand basic financial statements, and high personal integrity and ethics. The Nominating and Corporate Governance Committee also intends to consider such factors as possessing relevant expertise upon which to be able to offer advice and guidance to management, having sufficient time to devote to the affairs of ChargePoint, having demonstrated excellence in his or her field, having the ability to exercise sound business judgment and having the commitment to rigorously represent the long-term interests of our stockholders. Candidates for director nominees are reviewed in the context of the current composition of the Board, the operating requirements of the Company and the long-term interests of stockholders. In conducting this assessment, the Nominating and Corporate Governance Committee considers diversity (including race, ethnicity, national origin, gender and sexual orientation), age, skills, and such other factors as it deems appropriate given the current needs of the Board and the Company to maintain a balance of knowledge, experience and capability.

In the case of incumbent directors whose terms of office are set to expire, the Nominating and Corporate Governance Committee reviews these directors’ overall service to the Company during their terms, including the number of meetings attended, level of participation, quality of performance and any other relationships and transactions that might impair the directors’ independence. In the case of new director candidates, the Nominating and Corporate Governance Committee also determines whether the nominee is independent for NYSE purposes, which determination is based upon applicable NYSE listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary. The Nominating and Corporate Governance Committee then uses its network of contacts to compile a list of potential candidates, including direct inquiry from the then appointed members of the Board, but may also engage, if it deems appropriate, a professional search firm. The Nominating and Corporate Governance Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board. The Nominating and Corporate Governance Committee meets to discuss and consider the candidates’ qualifications and then selects a nominee for recommendation to the Board by majority vote of those present at a meeting at which a quorum is present.

Stockholder Recommendations for Nominations to the Board of Directors

The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders. The Nominating and Corporate Governance Committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether or not the candidate was recommended by a stockholder. However, the Nominating and Corporate Governance Committee has the power and authority to establish procedures for submission of director nominees to the Board, including stockholder nominees, as approved by the Board in the Company’s policies and procedures for director candidates and to review and evaluate any stockholder nominees for director submitted in accordance with the Company’s Bylaws and any candidates for the Board recommended by stockholders in accordance with the Company’s policies and procedures for director candidates.

Subject to advance notice provisions contained in our Bylaws, a stockholder may propose the nomination of someone for election as a director at our annual meeting of stockholders by timely written notice to our Secretary. Stockholders who wish to recommend individuals for consideration by the Nominating and Corporate Governance Committee to become nominees for election to the Board may do so by delivering a written notice to ChargePoint’s Corporate Secretary at 240 East Hacienda Avenue Campbell, CA 95008 not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting. Stockholders may not nominate more candidates than are up for election. As discussed in the Company’s Bylaws, the notice must set forth: (A) certain information as to each nominee such stockholder proposes to nominate at the meeting as set forth in the Company’s Bylaws, including such person’s written consent to being named in the Proxy Statement as a nominee and to serving as a director if elected, and (B) certain information as to, and certain representations and certifications from, the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination is being made, as set forth in the Company’s Bylaws. In accordance with our Bylaws and Rule 14a-19 of the Exchange Act (once effective), a nominating stockholder must also represent that he or she intends to solicit proxies in accordance with Rule 14a-9. Nominations will be disregarded if the nominating shareholder gives notice of its intent to solicit proxies using a universal proxy but subsequently fails to meet the requirements of Rule 14a-19 to file a proxy statement or solicit at least 67% of the shares entitled to vote.

Communicating with the Board of Directors

Stockholders and any interested party may communicate directly with the independent directors either by writing to the Board, a Board committee, or an individual director at the Company’s principal executive offices or by emailing investors@chargepoint.com. Management receives all letters and emails sent and forwards proper communications to the Board, a Board committee, or an individual director, who facilitates an appropriate response. Management generally will not forward communications that are primarily solicitations for products or services, matters of a personal nature that are not relevant for stockholders, matters that are of a type that render them improper or irrelevant to the functioning of the Board, or requests for general information about the Company.

Compensation and Organizational Development Committee Interlocks and Insider Participation

None of the members of the Compensation and Organizational Development Committee has ever been a member of the board of directors or compensation committee of any other entity that has or has had one or more executive officers serving as a member of the Board or Compensation and Organizational Development Committee.

Environmental, Social, and Governance Initiatives

In keeping with our values, we are committed to improving our management of Environmental, Social and Governance (“ESG”) matters and their impact on our business. As a newly public company, we have taken several steps in the last year to align our approach to ESG matters with the interests of our stakeholders, including our stockholders. In this first year of using our proxy statement as an opportunity for communicating our ESG efforts with stockholders, we highlight the following:

Environmental

•

We measure the reduction in greenhouse gas (“GHG”) emissions from our customers’ use of the charging stations in our charging network. In calendar year 2021, we dispensed 3.1 million Kilowatt hour (“kWh”) of energy, which is:

•	Equivalent to 1.1 million gallons of gasoline saved; and

•	Equivalent to 1.3 million kg of GHG avoided as a result of avoiding such gasoline consumption.

We believe the availability and use of the charging stations in our charging network reduces fossil fuel reliance by our customers.

•	Recycling is a standard practice at all office locations as part of our International Organization for Standardization 14001 environmental management standard compliance practices.

•

We maintain a re-use programs for dated/obsolete charging station equipment. We refurbish returned charging units for sale as part of our return merchandise authorization program. For any charging station units that cannot be refurbished, we ensure that the materials are properly recycled.

Social

•

Driven by our commitment to partner with responsible suppliers who share our values, we became a member of the Responsible Business Alliance, a leader in social, environmental and ethical industry standards, and adopted their form of Supplier Code of Conduct, detailing our requirements for compliance, business integrity, fair labor practices, health and safety, environmental protection, and other relevant protections.

•

As a result of the COVID-19 pandemic, ChargePoint modified its business practices including reducing employee travel, recommending that all non-essential personnel work from home, and canceling or reducing in-person participation in sales activities, meetings, events, and conferences, and implemented additional safety protocols for essential workers. ChargePoint may take further actions as may be required by government authorities or that it determines are in the best interests of its employees, customers, suppliers, vendors, and business partners.

Governance

•

In 2021 and 2022, we welcomed three new members of our Board, Elaine L. Chao, Susan Heystee and Ekta Singh-Bushell, improving the gender and ethnic diversity of our Board, an important objective outlined in our Corporate Governance Guidelines.

For more information about our ESG initiatives, please see our Sustainability website at https://www.chargepoint.com/about/sustainability/ (The inclusion of any website address in this proxy statement does not incorporate by reference the information on or accessible through the website into this proxy statement.)

Code of Conduct

The Board has adopted a Code of Conduct. The Code of Conduct applies to all of our employees, officers and directors, as well as all of our contractors, consultants, suppliers and agents in connection with their work for the Company. The full text of the Code of Conduct is on our website at https://investors.chargepoint.com under “Governance.” We intend to disclose future amendments to, or waivers of, the Code of Conduct, as and to the extent required by SEC regulations, at the same location on the website identified above or in public filings. Information contained on the website is not incorporated by reference into this Proxy Statement, and you should not consider information contained on our website to be part of this Proxy Statement.

Corporate Governance Guidelines

The Board documented the governance practices followed by the Company by adopting Corporate Governance Guidelines, as amended, to assure that the Board will have the necessary authority and practices in place to review and evaluate the Company’s business operations as needed and to make decisions that are independent of the Company’s management. The guidelines are also intended to align the interests of directors and management with those of the Company’s stockholders. The Corporate Governance Guidelines set forth the practices the Board intends to follow with respect to the role of the board and management, principal responsibilities and duties of the Board, Board structure and composition, Board procedures, Board communication with Company stockholders. The Corporate Governance Guidelines, as well as the charters for each committee of the Board, may be viewed on the Company’s website at https://investors.chargepoint.com under “Governance.”

Transactions in the Company’s Securities

Our Board has adopted an Insider Trading Policy, which applies to all of our directors, officers, employees and agents (such as consultants and independent contractors), as well as certain family members, economic dependents, and any other individuals or entities whose transactions in securities such individual influences, directs or controls. Under this Policy, such individuals are prohibited from transacting in publicly-traded options, such as puts and calls, and other derivative securities with respect to the Company’s securities, and such prohibition extends to any hedging or similar transaction designed to decrease the risks associated with holding Company securities. Stock options, restricted stock units, restricted stock, stock appreciation rights and other securities issued pursuant to the Company benefit plans or other compensatory arrangements with the Company are not subject to this prohibition.

In addition, individuals subject to the Insider Trading Policy may not pledge Company securities as collateral for loans without the approval of a compliance officer as defined under the Policy. In May 2021, Pasquale Romano, our President and Chief Executive Officer, pledged 436,364 shares of the Company’s Common Stock to collateralize a personal loan entered into on May 10, 2021. The personal loan had a maturity date of January 31, 2022, with the option for a one-time nine-month extension, which Mr. Romano exercised. The proceeds of the loan were used to pay a tax obligation incurred in connection with his exercise of certain stock options, which tax obligation could not be paid through the proceeds of sales of such pledged shares due to the shares being subject to a lockup agreement. This pledging transaction, which was reviewed by the Board, was approved under the Insider Trading Policy in light of these unique circumstances that are not expected to reoccur or require future requests for pledging approvals under the Policy. Therefore, Mr. Romano’s pledge represents a one-time limited approval under our Insider Trading Policy.

Fiscal Year 2022 Director Compensation

Annual Retainer

Pursuant to our non-employee director compensation program, non-employee directors receive the following cash compensation paid quarterly in arrears:

Board service	$40,000
plus (as applicable):
Board Chair	$30,000
Audit Committee Chair	$20,000
Compensation and Organizational Development Committee Chair	$15,000
Nominating and Corporate Governance Committee Chair	$8,000

The Company will reimburse non-employee directors for their reasonable out-of-pocket expenses incurred in connection with attending board of directors and committee meetings.

Equity Awards

Non-employee directors receive automatic grants of equity awards under our 2021 Equity Incentive Plan. Upon joining the Company’s board of directors, a new non-employee director will receive RSUs with an approximate grant date value of $350,000. This new director equity award will vest in three annual installments on each anniversary of the date of grant subject to the director’s continued service on the board through each such anniversary. In connection with each annual meeting of stockholders, each non-employee director who will continue to serve on our Board (other than a director who joined the board within three months prior to the annual meeting) will receive RSUs with an approximate grant date value of $185,000 ($92,500 in the case of a non-employee director who joined the board at least three, but less than six, months prior to the date of the annual meeting). These annual equity awards will vest in full on the earlier of the one-year anniversary of the date of grant or the date of the next annual meeting of stockholders subject to the director’s continued service on the board through such date. Both new director equity awards and annual equity awards will vest in full in the event of a change in control while the non-employee director remains in service.

Non-employee directors who served on ChargePoint, Inc.’s board of directors prior to the Business Combination were not eligible for new director equity awards described above in connection with joining the Company’s board of directors. Instead, following the closing of the Business Combination, Messrs. Harries, Harris, Leschly, Linse and Wagoner received one-time equity awards consisting of 18,500 RSUs that vested in full on the earlier of the one-year anniversary of closing of the Business Combination or a change in control subject to the director’s continued service on the board through such date.

The following table sets forth information regarding the compensation of ChargePoint’s non-employee directors during the fiscal year ended January 31, 2022:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1),(2)	Total ($)
Roxanne Bowman	40,000	92,057	132,057
Elaine L. Chao	10,000	415,236	425,236
Bruce Chizen	70,000	92,057	162,057
Axel Harries	40,000	619,307	659,307
Jeffrey Harris	60,000	619,307	679,307
Susan Heystee	30,000	305,986	335,986
Mark Leschly	48,000	560,662	608,662
Michael Linse	55,000	619,307	674,307
Richard Lowenthal(3)	—	—	—
Neil S. Suslak(3)	20,000	—	20,000
G. Richard Wagoner Jr.	40,000	560,662	600,662

(1)

The amounts in this column represent the aggregate grant date fair value of stock awards granted to the non-employee director in the applicable fiscal year computed in accordance with FASB ASC Topic 718. See Note 12 of the notes to our consolidated financial statements included in our Annual Report on Form 10-K, as filed with the SEC on April 4, 2022, for a discussion of the assumptions made by ChargePoint in determining the grant date fair value of its equity awards.

(2)

As of January 31, 2022, director Bowman held outstanding options to purchase 348,810 shares of our common stock and 3,192 RSUs, director Chao held 16,271 RSUs, director Chizen held outstanding options to purchase 398,640 shares of our common stock and 3,192 RSUs, directors Harries, Harris, Leschly and Linse each held 21,692 RSUs, director Heystee held 12,080 RSUs and director Wagoner held outstanding options to purchase 379,717 shares of our common stock and 21,692 RSUs.

(3)

Mr. Lowenthal resigned from the board of directors of ChargePoint, Inc. immediately prior to closing of the Business Combination and did not receive any compensation in connection with his service on that board in fiscal 2022. Mr. Suslak resigned from our Board effective July 12, 2021.

PROPOSAL NO. 2

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board has selected PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending January 31, 2023 and has further directed that management submit the selection of its independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. PricewaterhouseCoopers LLP has served as the auditor of Legacy ChargePoint since 2016. Representatives of PricewaterhouseCoopers LLP are expected to be present during the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither the Company’s Bylaws nor other governing documents or law require stockholder ratification of the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm. However, the Audit Committee of the Board is submitting the selection of PricewaterhouseCoopers LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee of the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee of the Board in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

Vote Required

The affirmative vote of the holders of a majority in voting power of the votes cast by the holders of all of the shares of stock present or represented at the meeting and voting affirmatively or negatively on such matter will be required to ratify the selection of PricewaterhouseCoopers LLP.

Change in Independent Registered Accounting Firm

As previously disclosed, on February 26, 2021, the Audit Committee dismissed WithumSmith+Brown, PC (“Withum”), Switchback’s independent registered public accounting firm prior to the appointment of PricewaterhouseCoopers LLP. Withum’s report on the Company’s financial statements as of December 31, 2020 and December 31, 2019 and the related statements of operations, changes in stockholders’ equity and cash flows for the year ended December 31, 2020 and the period from May 10, 2019 (inception) through December 31, 2019 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles, other than the Company’s ability to continue as a going concern due to the Company’s obligation to either complete a business combination by July 30, 2021 or cease all operations except for the purpose of winding down and liquidating. On February 26, 2021, the Board approved the engagement of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm to audit the Company’s consolidated financial statements for the year ended January 31, 2021.

During the period from May 10, 2019 (inception) through December 31, 2019, the year ended December 31, 2020 and the subsequent period through February 26, 2021, there were no: (i) disagreements with Withum on any matter of accounting principles or practices, financial statement disclosures or auditing scope or procedures, which disagreements if not resolved to Withum’s satisfaction would have caused Withum to make reference to the subject matter of the disagreement in connection with its report or (ii) reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

During the period from May 10, 2019 (inception) through December 31, 2019, the year ended December 31, 2020 and through February 26, 2021, neither the Company nor anyone on the Company’s behalf consulted PricewaterhouseCoopers LLP with respect to either (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company’s financial statements, and no written report or oral advice was provided to the Company by

PricewaterhouseCoopers LLP that PricewaterhouseCoopers LLP concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement, as that term is described in Item 304(a)(1)(iv) of Regulation S-K under the Exchange Act and the related instructions to Item 304 of Regulation S-K under the Exchange Act, or a reportable event, as that term is defined in Item 304(a)(1)(v) of Regulation S-K under the Exchange Act.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

The following table represents aggregate fees billed to the Company for the fiscal years ended January 31, 2022 by PricewaterhouseCoopers LLP.

	Fiscal Year Ended (In thousands)
	2021	2022
Audit Fees(1)	$1,680	$3,352
Audit-related Fees(2)	$1,525	$1,889
Tax Fees(3)	$123	$323
All Other Fees(4)	$5	$5
Total Fees	$3,333	$5,569

(1)

“Audit Fees” consist of fees for professional services rendered in connection with the audit of our annual consolidated financial statements, including audited financial statements as filed with the SEC on April 4, 2022, review of our quarterly financial statements to be presented in our quarterly report on Form 10-Q and services that are normally provided by our independent registered public accounting firm in connection with statutory and regulatory filings or engagements for those fiscal years.

(2)

“Audit-related Fees” consist of fees related to audit and assurance procedures not otherwise included in Audit Fees, including fees related to Sarbanes-Oxley compliance, the application of generally accepted accounting principles to proposed transactions, and new accounting pronouncements.

(3)	“Tax Fees” consist of tax return preparation, international and domestic tax studies, consulting and planning.
(4)	“All Other Fees” consist of the cost of a subscription to an accounting research tool.

All fees described above were pre-approved by the Audit Committee.

Pre-Approval Policies And Procedures

Pursuant to its charter, the Audit Committee may pre-approve audit and permissible non-audit and tax services provided to the Company by the independent auditors, except where pre-approval is not required because such non-audit services are de minimis under the rules of the SEC, in which case subsequent approval may be obtained. The Audit Committee may delegate to one or more designated members of the Audit Committee the authority to pre-approve audit and permissible non-audit services, provided such preapproval decision is presented to the full Audit Committee at its scheduled meetings.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE “FOR” THE

RATIFICATION OF THE APPOINTMENT OF

PRICEWATERHOUSECOOPERS LLP

PROPOSAL NO. 3

ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

Under the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the Dodd-Frank Act, and Section 14A of the Exchange Act, our stockholders are entitled to vote to approve, on an advisory basis, the compensation of our named executive officers as disclosed in this Proxy Statement in accordance with SEC rules.

This proposal, commonly known as a “Say-on-Pay” proposal, gives our stockholders the opportunity to express their views on our named executive officers’ compensation as a whole. This vote is not intended to address any specific item of compensation or any specific named executive officer, but rather the overall compensation of all of our named executive officers and the philosophy, policies and practices described in this Proxy Statement. The compensation of our named executive officers is disclosed in the Compensation Discussion and Analysis, the compensation tables, and the related narrative disclosure contained in this Proxy Statement. As discussed in these disclosures, we believe that our compensation policies and decisions are based on principles that reflect a “pay-for-performance” philosophy and are strongly aligned with our stockholders’ interests and consistent with current market practices. Compensation of our named executive officers is designed to enable us to attract and retain talented and experienced executives to lead us successfully in a competitive environment.

Accordingly, our Board of Directors is asking our stockholders to indicate their support for the compensation of our named executive officers, as described in this Proxy Statement, by casting a non-binding advisory vote “FOR” the following resolution:

“RESOLVED, that the stockholders of ChargePoint Holdings, Inc. (the “Company”) approve, on an advisory basis, the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Securities and Exchange Commission Regulation S-K, including the Compensation Discussion and Analysis, the compensation tables, narrative disclosures, and other related disclosure.”

Vote Required

The affirmative vote of the holders of a majority in voting power of the votes cast by the holders of all of the shares of stock present or represented at the meeting and voting affirmatively or negatively on such matter will be required to approve, on an advisory basis, the compensation of our named executive officers.

Because the vote is advisory, it is not binding on us, our Compensation and Organizational Development Committee or our Board of Directors. Nevertheless, the views expressed by the stockholders, whether through this vote or otherwise, are important to management and our Board of Directors and, accordingly, the Board of Directors and the Compensation and Organizational Development Committee intend to consider the results of this vote in making determinations in the future regarding executive compensation arrangements.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”

THE APPROVAL, ON AN ADVISORY BASIS, OF THE

COMPENSATION OF THE NAMED EXECUTIVE OFFICERS.

PROPOSAL NO. 4

ADVISORY VOTE ON THE PREFERRED FREQUENCY OF FUTURE ADVISORY STOCKHOLDER VOTES TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

The Dodd-Frank Act and Section 14A of the Exchange Act enable our stockholders to indicate their preference at least once every six years regarding how frequently we should solicit a non-binding advisory vote on the compensation of our named executive officers as disclosed in our Proxy Statement. Accordingly, as required by these rules, we also are asking our stockholders to provide their input with regard to the frequency of future advisory stockholder votes on the compensation for our named executive officers (such as Proposal No. 3 of this Proxy Statement). In particular, we are asking whether the advisory vote on executive compensation should occur once every year, every two years, or every three years.

After careful consideration of the frequency alternatives, our Board of Directors has determined that an annual advisory vote on executive compensation is the most appropriate alternative for us and our stockholders at this time. The Board’s determination was influenced by the fact that the compensation of our named executive officers is evaluated, adjusted and approved on an annual basis. As part of the annual review process, the Board believes that stockholder sentiment should be a factor that is taken into consideration by the Board and the Compensation and Organizational Development Committee in making decisions with respect to executive compensation. By providing an advisory vote on executive compensation on an annual basis, our stockholders will be able to provide us with direct input on our compensation philosophy, policies and practices as disclosed in the Proxy Statement every year. We understand that our stockholders may have different views as to what is the best approach for us, and we look forward to hearing from our stockholders on this agenda item every year.

Stockholders are not voting to approve or disapprove the Board of Directors’ recommendation. Instead, stockholders may indicate their preference regarding the frequency of future non-binding advisory “Say-on-Pay” votes by selecting one year, two years or three years. Stockholders that do not have a preference regarding the frequency of future advisory votes may abstain from voting on the proposal. For the reasons discussed above, we are asking our stockholders to vote to hold advisory votes on the compensation for our named executive officers every year.

You may cast your vote by choosing the option of one year, two years, three years, or abstain from voting in response to the resolution set forth below:

“RESOLVED, that the option of once every year, two years or three years that receives the highest number of votes cast for this resolution will be determined to be the preferred frequency with which ChargePoint Holdings, Inc. (the “Company”) is to hold an advisory vote by stockholders to approve the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Securities and Exchange Commission Regulation S-K, including the Compensation Discussion and Analysis, the compensation tables, narrative disclosures, and other related disclosure.”

Vote Required

The frequency receiving the highest number of votes cast by stockholders will be considered the frequency, on an advisory basis, of holding future advisory votes on executive compensation that is preferred by our stockholders. You may vote for “ONE YEAR,” “TWO YEARS,” “THREE YEARS,” or “ABSTAIN” on this proposal. Abstentions and broker non-votes will not affect the outcome of this proposal.

Even though your vote is advisory and, therefore, will not be binding on us, our Board of Directors and our Compensation and Organizational Development Committee intend to consider the outcome of the vote when determining how often we should submit to stockholders an advisory vote to approve the compensation of our named executive officers.

THE BOARD RECOMMENDS A VOTE FOR “ONE YEAR” AS THE PREFERRED FREQUENCY OF FUTURE ADVISORY STOCKHOLDER VOTES TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS(1)

The Audit Committee serves as the representative of our Board with respect to its oversight of:

•	our accounting and financial reporting processes and the audit of our financial statements;

•	the integrity of our financial statements, including our internal controls and disclosure controls and procedures;

•	our compliance with legal and regulatory requirements;

•	overseeing and reviewing our policies for risk assessment and risk management, including cybersecurity risk, and assessing the steps management has taken to control these risks; and

•	the independent registered public accounting firm’s appointment, qualifications and independence.

The Audit Committee also reviews the performance of our independent registered public accounting firm, PricewaterhouseCoopers LLP, in the annual audit of our financial statements and in assignments unrelated to the audit, and reviews the independent registered public accounting firm’s fees.

The Audit Committee is currently composed of four non-employee directors. Our Board has determined that each current member of the Audit Committee is independent, and that Mr. Harris qualifies as an “audit committee financial expert” under the SEC rules.

The Audit Committee provides our Board with such information and materials as it may deem necessary to make our Board aware of financial matters requiring its attention. The Audit Committee reviews our financial disclosures and meets privately, outside the presence of our management, with our independent registered public accounting firm. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed the audited financial statements in our fiscal year ended January 31, 2022 Annual Report on Form 10-K with management, including a discussion of the quality and substance of the accounting principles, the reasonableness of significant judgments made in connection with the audited financial statements, and the clarity of disclosures in the financial statements. The Audit Committee reports on these meetings to our Board.

The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended January 31, 2022 with management of the Company. The Audit Committee has discussed with the Company’s independent registered public accounting firm, PricewaterhouseCoopers LLP, the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. The Audit Committee has also received the written disclosures and the letter from PricewaterhouseCoopers LLP required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the Audit Committee concerning independence, and has discussed with PricewaterhouseCoopers LLP the accounting firm’s independence.

Based on the foregoing, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K, as filed with the SEC on April 4, 2022, for the fiscal year ended January 31, 2022 for filing with the SEC.

Jeffrey Harris

Susan Heystee

Ekta Singh-Bushell*

G. Richard Wagoner, Jr.

*	Ms. Singh-Bushell joined the Board on April 5, 2022, which was subsequent to the filing of the Company’s Annual Report on Form 10-K with the SEC on April 4, 2022.

(1)

The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any of our filings under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except to the extent that we specifically incorporate this information by reference.

EXECUTIVE OFFICERS

The following table sets forth certain information with respect to our current executive officers as of January 31, 2022. Biographical information for our President, Chief Executive Officer and Director Mr. Romano is included above with the Director biographies under the caption “Class III Directors Continuing In Office Until The 2023 Annual Meeting.”

Name	Age	Position(s)
Pasquale Romano	56	President, Chief Executive Officer and Director
Rex Jackson	62	Chief Financial Officer
Rebecca Chavez	44	General Counsel and Secretary
Michael Hughes	54	Chief Commercial and Revenue Officer
Colleen Jansen	50	Chief Marketing Officer
Lawrence Lee	48	Senior Vice President, Operations and Support
Bill Loewenthal	59	Chief Product Officer
Eric Sidle	47	Chief Technology Officer

Executive Officers

Rex Jackson. Mr. Jackson has served as Chief Financial Officer for ChargePoint since February 26, 2021 and has held the same position at Legacy ChargePoint since May 2018. Prior to ChargePoint, Mr. Jackson served as Chief Financial Officer of Gigamon, Inc., a developer of network and security visibility solutions, from October 2016 to April 2018 through its go-private transaction. Mr. Jackson served as Chief Financial Officer of Rocket Fuel Inc., an advertising technology company, from March 2016 to October 2016. Prior, Mr. Jackson served as Chief Financial Officer of JDS Uniphase Corporation (“JDSU”), a provider of network and service enablement solutions and optical products for service providers, cable operators and network equipment manufacturers, from January 2013 to September 2015, where he drove the separation of JDSU into two independent public companies (Lumentum Holdings Inc./Viavi Solutions) in August 2015. Mr. Jackson joined JDSU in January 2011 as Senior Vice President, Business Services, with responsibility for corporate development, legal, corporate marketing and information technology. Prior to JDSU, Mr. Jackson served as Chief Financial Officer of Symyx Technologies from 2007 to 2010, where he led the company’s acquisition of MDL Information Systems and subsequent merger of equals with another public company. Previously, Mr. Jackson also served as acting Chief Financial Officer for Synopsys and General Counsel at Avago Technologies Limited (now Broadcom, Inc.), AdForce and Read-Rite. Mr. Jackson has served on the board of directors of EMCORE Corporation since December, 2015 and chairs the audit and compensation committees. Mr. Jackson previously served on the board of directors of Energous Corporation from 2014 to 2019. Mr. Jackson holds a B.A. from Duke University and a J.D. from Stanford Law School.

Rebecca Chavez. Ms. Chavez has served as ChargePoint’s General Counsel and Secretary since February 2021. Prior to ChargePoint, Ms. Chavez served in various legal leadership roles at Palo Alto Networks, Inc., a global cybersecurity company, including serving as the Vice President, Deputy General Counsel, Corporate, Securities and M&A, from November 2018 to February 2021, Associate General Counsel and Senior Director, Corporate and Securities, from November 2016 to November 2018 and Director, Corporate and Securities, from August 2015 to November 2016. Prior to joining Palo Alto Networks, Inc., she served as Associate General Counsel, Finance & Governance at Levi Strauss & Co., an American clothing company, from April 2013 to July 2015. Ms. Chavez began her legal career working at Morrison & Foerster LLP followed by Sidley Austin LLP. Ms. Chavez holds a B.A. in Latin American Studies and M.A. in Education from Stanford University and a J.D. from the University of California, Davis School of Law.

Michael Hughes. Mr. Hughes has served as Chief Commercial and Revenue Officer for ChargePoint since February 26, 2021 and has held the same position at Legacy ChargePoint since August 2019. Prior to ChargePoint, Mr. Hughes served as Senior Vice President of Worldwide Sales and Services for Barracuda

Networks, Inc., a provider of security, networking and storage products, from June 2009 to August 2019. Before Barracuda Networks, Inc., Mr. Hughes served as Vice President of Sales for Asempra Technologies, a provider of one click, instant recovery solutions for Microsoft® Exchange, SQL and Windows File Servers. Mr. Hughes also serves as a board advisor for technology start-ups in the areas of data residency and security, threat intelligence and multi-cloud container data management. He holds a B.S. in Marketing from Miami University and an M.B.A. from the University of Michigan.

Colleen Jansen. Ms. Jansen has served as Chief Marketing Officer for ChargePoint since February 26, 2021 and has held the same position at Legacy ChargePoint since July 2016. Prior to ChargePoint, she served as Vice President of Marketing at Jive Software, a provider of enterprise collaboration solutions, from April 2014 to September 2015. Prior, Ms. Jansen served as Senior Director of Global Consumer Marketing, among other roles, at LinkedIn, the world’s leading professional network, from 2011 to 2014. Previously, she served as Vice President Marketing at Yahoo, a consumer internet company as well as in leadership roles in public companies and privately-funded start-ups focused on software. Ms. Jansen has served as a member of the board of directors of CALSTART since February 2020. She holds a B.S. in Business Administration from California State University, Fresno.

Lawrence Lee. Mr. Lee has served as Senior Vice President of Operations and Services for ChargePoint since February 26, 2021 and has held the same position at Legacy ChargePoint since November 2018. Prior to ChargePoint, Mr. Lee served in several roles over nine years at Apple, Inc., a multinational technology company that designs, develops and sells consumer electronics, computer software and online services, including as Director of New Product Introduction, from June 2015 to October 2018. Prior to Apple, Mr. Lee served as Senior Operations Manager for Brooks Automation, a worldwide provider of semiconductor manufacturing solutions and life science sample-based services and solutions. Mr. Lee holds a B.S. in Mechanical Engineering from Texas A&M University, an M.S. in Mechanical Engineering and an M.B.A. from the University of California, Berkeley.

Bill Loewenthal. Mr. Loewenthal has served as Chief Product Officer for ChargePoint since May 2022. Prior to May 2022, Mr. Loewenthal was the Senior Vice President, Product for ChargePoint since July 2018 and had held the same position at Legacy ChargePoint. Prior to ChargePoint, Mr. Loewenthal served as Vice President of Product Portfolio Management at Avaya, a provider of business communication solutions, from July 2017 until February 2018. Since 2010, Mr. Loewenthal held various roles at audio communications leader Poly (formerly Plantronics), including from February 2012 to February 2016 when he served as Vice President Enterprise Solutions. His career includes leadership roles in public and startup companies with an emphasis on hardware and software solutions. Mr. Loewenthal holds a B.S. from San Jose State University.

Eric Sidle. Mr. Sidle has served as Chief Technology Officer of ChargePoint since March 2022. Prior to March 2022, Mr. Sidle was the Senior Vice President of Engineering for ChargePoint since February 2021 and had held the same position at Legacy ChargePoint since September 2018. Prior to ChargePoint, Mr. Sidle served in several leadership roles at NIO, a manufacturer of electric vehicles, including Senior Director of Autonomous Driving Hardware, from December 2017 to August 2018 and as Director of Hardware and Advanced Technologies from December 2016 to December 2017. Before NIO, Mr. Sidle led multiple teams in special projects as well as Mac development at Apple, Inc., a multinational technology company that designs, develops and sells consumer electronics, computer software, and online services, from September 2011 to December 2016. He holds a B.S. in Electrical Engineering from the University of Illinois at Urbana-Champaign.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This Compensation Discussion and Analysis describes the compensation of our named executive officers. During our fiscal year ended January 31, 2022 (“fiscal 2022”), these individuals were:

•	Pasquale Romano, our President and Chief Executive Officer;

•	Rex Jackson, our Chief Financial Officer;

•	Michael Hughes, our Chief Commercial and Revenue Officer;

•	Colleen Jansen, our Chief Marketing Officer;

•	Eric Sidle, our Chief Technology Officer; and

•	Christopher Burghardt, our former Managing Director, Europe.

This Compensation Discussion and Analysis describes the material elements of our executive compensation program for our named executive officers during fiscal 2022, provides an overview of our executive compensation philosophy and objectives and discusses how and why the Compensation and Organizational Development Committee (the “Compensation Committee”) of our Board arrived at the specific compensation decisions for our named executive officers for fiscal 2022.

Executive Summary

Who We Are

For more than a decade, ChargePoint has been singularly focused on enabling the movement of all people and goods on electricity. Today, we are facilitating mass electric vehicle (EV) adoption with one of the largest charging networks in the world, a strong leadership position in North America and a growing presence in Europe. We are a market leader in electric vehicle fueling and have helped pioneer networked fueling, offering one of the industry’s most comprehensive portfolios of hardware, software and services for commercial, fleet and residential customers. Businesses, fleets and drivers turn to the ChargePoint team for EV charging education, resources and technology as they look to participate in the electrification of transportation.

Fiscal 2022 Business Highlights

Fiscal 2022 was an exceptional year for the Company. We successfully executed on our growth and expansion initiatives, including the following:

•	On February 26, 2021, we completed the Business Combination which resulted in the Company becoming publicly-traded.

•	Revenue increased from approximately $146 million at fiscal year-end 2021, to approximately $241 million at fiscal year-end 2022, an increase of 65%.

•	Worldwide networked ports under management increased from approximately 106,000 at fiscal year-end 2021, to approximately 174,000 ports at fiscal year-end of 2022, an increase of 64%.

•	Worldwide roaming port count increased from approximately 157,000 at fiscal year-end 2021, to almost 300,000 ports at fiscal year-end of 2022, an increase of over 84%.

•	On August 11, 2021, we completed our acquisition of ViriCiti Group B.V. (“ViriCiti”), a leading European provider of electrification solutions for electric buses and commercial fleets.

•	On October 6, 2021, we completed our acquisition of has-to-be gmbh (“HTB”), a leading European electric mobility platform.

•

We increased our full-time employees, including through our acquisitions of ViriCiti and HTB, from 834 full-time employees as of fiscal year-end 2021 to 1,436 full-time employees as of fiscal year-end 2022.

Compensation Philosophy and Objectives

We believe that to be successful we must hire and retain talented leadership. We recognize that there is significant competition for qualified executives within our industry, especially in California where our headquarters are located, and it can be particularly challenging for companies to recruit executive officers of the caliber necessary to achieve our short-term and long-term objectives. Accordingly, our executive compensation programs are intended to attract and retain this leadership team in a highly competitive talent market and to motivate them to achieve our business objectives. We believe our leadership team possesses the skill set necessary to support our near-term objectives and create long-term value for our stockholders, grow our business and assist in the achievement of our strategic goals.

Our named executive officer compensation program provides a total compensation package, composed of a mix of cash and equity compensation, that we believe is appropriate to attract, motivate and retain our leadership team as further discussed below.

Fiscal 2022 Compensation Highlights

Many of the fiscal 2022 compensation decisions were made in fiscal 2021, when the Company was private and planning to become a publicly traded company. As part of that process we reviewed all aspects of our executive compensation programs and made a number of changes:

•	Base salaries and target bonus opportunities were reviewed and in some cases increased effective as of the closing of the Business Combination.

•	We transitioned from stock options as our primary form of equity award to restricted stock units (or RSUs).

•

We reviewed the severance and change in control arrangements with our named executive officers and put in place new agreements that were consistent across the management team and appropriate for a publicly traded company.

•

Mr. Romano, our President and Chief Executive Officer, did not receive any new equity awards in fiscal 2022. The amount that appears in the “Option Awards” column of our Fiscal Year 2022 Summary Compensation Table is the result of amendments to a pre-existing option granted to Mr. Romano in fiscal 2021 when the Company was private. While the amendments were also approved by the board of directors of ChargePoint, Inc. in fiscal 2021 when the Company was private, because they were effective upon consummation of the Business Combination at the beginning of fiscal 2022, the incremental accounting cost associated with the modification of Mr. Romano’s option appears in our Fiscal Year 2022 Summary Compensation Table.

•

Holders of vested options were provided with additional shares under a formulaic earnout negotiated as part of the Business Combination. These additional shares (the Earnout Shares discussed more completely below) were a success payment made as part of the Business Combination and the portion of these shares issued on account of vested options is compensatory and appears in the “All Other Compensation” column of the Fiscal Year 2022 Summary Compensation Table as additional compensation despite the issuance of the Earnout Shares being provided to all ChargePoint, Inc. stockholders and vested option holders as of closing of the Business Combination.

2022 Executive Compensation Policies and Practices

We endeavor to design and implement our executive compensation policies and practices in accordance with sound governance standards. The Compensation Committee meets regularly throughout the year to review our executive compensation program to ensure it is consistent with our short-term and long-term goals given the dynamic nature of our business and the market in which we compete for executive talent. The following policies and practices were employed in fiscal 2022:

•	Independent Compensation Committee—The Compensation Committee is comprised solely of independent directors.

•

Independent Compensation Committee Consultant—The Compensation Committee engaged its own compensation consultant to assist with its fiscal 2022 compensation reviews and determinations. This consultant performed no other consulting or other services for us.

•

Annual Executive Compensation Review—The Compensation Committee conducts an annual review and approval of our compensation practices and strategy. In fiscal 2022, the Compensation Committee engaged its independent compensation consultant to identify a compensation peer group to be used for comparative purposes in fiscal 2023.

•

Executive Compensation Policies and Practices—Our compensation philosophy and related corporate governance policies and practices are complemented by several specific compensation practices that are designed to align our executive compensation with long-term stockholder interests, including the following:

•

Multiple Performance Metrics: We use more than one performance metric for our annual cash incentive program which is linked to our financial objectives, further tying our compensation practices to our stockholder interests.

•

No Special Health or Welfare Benefits: Our named executive officers participate in broad-based company-sponsored health and welfare benefit programs on the same basis as our other full-time, salaried employees.

•	No Post-Employment Tax Reimbursements: We do not provide any tax reimbursement payments (including “gross-ups”) on any severance or change-in-control payments or benefits.

•

“Double-Trigger” Change in Control Arrangements: All change in control payments and benefits for our current executive officers are based on a “double-trigger” arrangement (that is, they require both a change in control plus a qualifying termination of employment before payments and benefits are paid).

Compensation Governance and the Compensation-Setting Process

Role of Our Compensation Committee and Board of Directors

Historically, while ChargePoint, Inc. was private, the board of directors, with advice from the compensation committee of ChargePoint, Inc., was responsible for overseeing the executive compensation programs for our named executive officers. Following the Business Combination, the Compensation Committee assumed oversight of our executive compensation programs, with our Board continuing to determine the compensation of our Chief Executive Officer based on recommendations from the Compensation Committee.

Roles of our Executive Officers

In discharging its responsibilities the Compensation Committee works with members of management, including our Chief Executive Officer. As manager of the executive team, our Chief Executive Officer provides recommendations to the Compensation Committee regarding the compensation of the other named executive officers. Other members of management support the Compensation Committee’s work by providing data, information and their perspective on the tax and human resource implications of our compensation programs. No named executive officer participates directly in final decisions regarding his or her compensation.

Role of Compensation Consultant

In fiscal 2021 when many of the fiscal 2022 compensation decisions were made, the compensation committee of ChargePoint, Inc. engaged Compensia, a national compensation consulting firm. The scope of Compensia’s engagement included a review and analysis of the compensation of our named executive officers, advice on the design and structure of our compensation programs, including equity plans and a non-employee director compensation program implemented in connection with the Business Combination, as well as support on other ad hoc matters.

Following the Business Combination, in fiscal 2022, the Compensation Committee engaged Frederic W. Cook & Co., Inc (“FW Cook”), also a national compensation consulting firm. FW Cook assisted the Compensation Committee in developing a compensation peer group that will be referenced when making fiscal 2023 compensation decisions, conducting a review of the compensation of our executive officers, as well as support on other ad hoc matters throughout the year.

In fiscal 2022, the Compensation Committee assessed the independence of FW Cook and determined that no conflict existed that would prevent FW Cook from independently representing the Compensation Committee.

Competitive Data

Our Board and Compensation Committee believe that competitive compensation data provides useful context in making compensation decisions. While our Board and Compensation Committee do not make decisions based solely on compensation data, they believe it is important in assessing the competitiveness of our compensation packages in a highly competitive labor market.

In fiscal 2021, when many of the fiscal 2022 compensation decisions were made, the board of directors and compensation committee of ChargePoint, Inc. referred to survey data provided by Compensia. This survey included information about the compensation of approximately 50 publicly traded technology companies with revenues between $100-600 million and market capitalizations between $450 million-$4 billon (the “Survey Data”).

Compensation Setting Process

In connection with planning to become a publicly traded company, our Board and Compensation Committee reviewed all aspects of our named executive officer compensation programs, including the cash and equity compensation of our named executive officers, the type of equity vehicle used and the severance and change in control arrangements applicable to our named executive officers. This review informed most of our fiscal 2022 compensation decisions for our named executive officers. In particular, the decision about the type and size of the equity awards granted to our named executive officers in fiscal 2022 was made in fiscal 2021 while we were planning to become a publicly-traded company. Our Board and Compensation Committee did not use a single method or measure in making compensation decisions, nor did it adopt a policy for allocating between different compensation elements. In making compensation decisions our Board and Compensation Committee considered the following factors:

•	The experience and skills of each named executive officer;

•	The scope of each named executive officer’s role;

•	A subjective assessment of the performance of each named executive officer;

•	Company performance;

•	Internal parity among the named executive officers;

•	An analysis of competitive market conditions and the Survey Data described above; and

•	The recommendations of our CEO, in the case of named executive officers other than himself.

Compensation decisions are informed by a variety of factors and the importance of each factor can vary from year to year.

Compensation Elements

The annual compensation of our named executive officers consists of three principal elements: base salary, annual cash bonus opportunities and long-term incentives in the form of equity awards.

The design of our executive compensation program is influenced by a variety of factors. We do not have a specific policy on the percentage allocation between short-term and long-term compensation elements. While the pay mix may vary from year to year, the ultimate goal is to achieve our compensation objectives as described above.

Base Salary

Base salaries are designed to provide a stable source of income for our named executive officers. In general the initial base salary of each of our named executive officers is established through arms-length negotiations at the time the officer is hired. Thereafter base salaries are reviewed annually. In connection with planning to become a publicly traded company, our Board and Compensation Committee reviewed the base salaries of our named executive officers (many of whom had received only modest increases for several years) and made certain adjustments effective upon closing of the Business Combination. The resulting adjustments were intended to align more closely with the 50th percentile of the Survey Data and also to achieve consistency across the executive team.

The base salaries of our named executive officers during fiscal 2022 were as follows:

Named Executive Officer	Fiscal 2022 Base Salary Prior to Business Combination	Fiscal 2022 Base Salary Effective 03/01/2021
Mr. Romano	$500,000	$500,000
Mr. Jackson	$350,000	$400,000
Mr. Hughes	$300,000	$350,000
Ms. Jansen	$320,000	$350,000
Mr. Sidle	$350,000	$350,000
Mr. Burghardt	€350,000	€350,000

Cash Bonus

Our annual cash bonus opportunities are designed to incentivize achievement of key annual objectives. Each of our named executive officers has a target bonus, or in the case of Mr. Hughes, a commission opportunity, expressed as a percentage of the officer’s base salary. These target bonus opportunities are typically reviewed annually. As described above, these target bonus opportunities were reviewed in connection with the planning for becoming a publicly traded company and certain adjustments were made to take into account a number of factors, including the executive’s responsibilities, base salary, our projected financial performance, expected rapid growth and a review of the Survey Data. The resulting fiscal 2022 target bonus opportunities for our named executive officers were:

Named Executive Officer	Fiscal 2021 Target Bonus Opportunity (as a percentage of base salary)	Fiscal 2022 Target Bonus Opportunity (as a percentage of base salary)
Mr. Romano	75%	100%
Mr. Jackson	50%	75%
Mr. Hughes	100%	100%
Ms. Jansen	40%	50%
Mr. Sidle	40%	50%
Mr. Burghardt	30%	40%

For fiscal 2022 our Compensation Committee selected adjusted total billings and adjusted EBITDA as the performance metrics for our cash bonus program. These metrics were selected to balance top-line growth with a profitability measure to ensure we grow in a disciplined manner. Adjusted billings represents the Company’s total billings, but includes multi-year billings for the Company’s ChargePoint as a service offering in the current year at 100% of the customer’s commitment. The Compensation Committee believes adjusted billings is a measure of overall sales performance for the Company that takes into account customer acquisition rates and our “land and expand” efforts. Adjusted EBITDA is defined as earnings before interest, taxes, depreciation and amortization, excluding stock-based compensation and other items the Company excludes from its generally accepted accounting principles results. The Compensation Committee believes adjusted EBITDA balances the interplay among billings, our gross margin and our operating expense investments.

Each measure was weighted 50% and in order for our named executive officers to earn any bonus, we had to achieve at least 90% of the billings target and 95% of the adjusted EBITDA target. We consider these specific target performance goals to be confidential commercial and financial information, the disclosure of which could result in competitive harm to us.

While we successfully achieved 105% of the adjusted billings target, we achieved 80% of the adjusted EBITDA target which was below the threshold established under the plan. While the target performance metrics, when established by the Compensation Committee, were expected to be attainable the performance metrics were subject to the impact of the ongoing and developing COVID-19 pandemic on our industry, the broader economy and on our supply chain, all of which adversely impacted our ability to achieve the minimum level of adjusted EBITDA. Notwithstanding the fact that we over-achieved our adjusted billings goal, we did not pay any fiscal 2022 bonus to our Chief Executive Officer due to the failure to achieve the minimum target adjusted EBITDA. In the case of Messrs. Jackson and Sidle and Ms. Jansen in recognition of the efforts made to expand our business during a challenging year, our Board exercised discretion to pay fiscal 2022 bonuses equal to 30% of their respective target bonus amounts. The fiscal 2022 bonuses earned by Messrs. Jackson and Sidle and Ms. Jansen are included in the “Bonus” column of our Fiscal Year 2022 Summary Compensation Table.

As the head of our sales team, Mr. Hughes was eligible to earn quarterly commissions based on adjusted billings targets. For each of the first three quarters of fiscal 2022 Mr. Hughes’ commission opportunity was capped at $75,000 for 100% or higher performance. For the fourth fiscal quarter, Mr. Hughes’ commissions were determined using our full year adjusted billings target and he was eligible for an accelerator capped at 120% of target for the year. Mr. Hughes met or exceeded the quarterly adjusted billings target in each of the first three quarters of the fiscal year. In the fourth quarter Mr. Hughes exceeded the annual adjusted billings target resulting in a fourth quarter commission payment of $158,250 including a 200% accelerator. The fiscal 2022 commissions earned by Mr. Hughes are included in the “Non-Equity Incentive Plan Compensation” column of our Fiscal Year 2022 Summary Compensation Table.

Equity Compensation

Equity awards are an important part of our executive compensation strategy as we believe they help align our named executive officers’ long-term incentives with those of our stockholders and provide longer term retention incentives. Prior to the Business Combination we used stock options as our primary form of equity compensation. Following completion of the Business Combination, we introduced restricted stock units (or RSUs) as our primary equity compensation vehicle. In general, we grant RSUs in connection with the hire and promotion of a named executive officer and in connection with our annual review process.

In fiscal 2022 our named executive officers (other than our CEO) received RSU awards. The size of these awards was determined in fiscal 2021 while we were planning to become a publicly traded company based on advice from Compensia after a subjective review of each officer’s role, responsibilities and performance, each officer’s existing equity position, the length of time since the officer’s most recent equity grant and the Survey Data. In the case of Mr. Jackson, the size of the RSU award also reflects the significant role he played in the Business Combination. These awards were granted in June 2021 when the Company was eligible to and did file a registration statement for its 2021 Equity Incentive Plan. The resulting RSU awards granted in fiscal 2022 to our named executive officers were:

Name	Number of RSUs(1)
Rex Jackson	350,000
Michael Hughes	150,000
Colleen Jansen	100,000
Eric Sidle	50,000
Christopher Burghardt(2)	100,000

(1)	RSUs vest in quarterly installments over four years, subject to the officer’s continued employment.
(2)	The unvested portion of the award was forfeited when Mr. Burghardt’s employment terminated.

The grant date fair value of these fiscal 2022 RSU awards appears in the “Stock Awards” column of our Fiscal Year 2022 Summary Compensation Table.

Our CEO was granted a significant option award in fiscal 2021 and was not granted an RSU award in fiscal 2022. As originally granted, our CEO’s fiscal 2021 option was eligible to vest if we achieved positive operating income for the fiscal year ending January 31, 2024. Effective upon closing of the Business Combination, in order to provide an additional retention incentive during the transition to becoming a publicly traded company and recognizing the substantial changes to the Company’s business, operations, capital structure and opportunities as a public company, the option was amended to vest in a single installment on January 31, 2024, subject to Mr. Romano’s continued service through such date. While the decision to amend Mr. Romano’s option was made in fiscal 2021 when the Company was private, because it was effective upon closing of the Business Combination in early fiscal 2022, the incremental fair value associated with the modification of Mr. Romano’s option appears in the “Option Awards” column of the Fiscal Year 2022 Summary Compensation Table.

During the time period between the closing of the Business Combination and the five-year anniversary of the closing of the Business Combination, eligible former equity holders of ChargePoint, Inc. could receive up to an aggregate of 27,000,000 additional shares of Common Stock (the “Earnout Shares”) in three equal tranches if certain earnout conditions were fully satisfied (the “Triggering Events”). The first two Triggering Events for up to 18,000,000 of the Earnout Shares occurred on March 12, 2021 and the third Triggering Event occurred on June 29,

2021. In addition to the equity awards described above, pursuant to the terms of the Business Combination, our named executive officers who held vested options as of closing of the Business Combination were eligible to, and did in fact, receive distributions of Earnout Shares on the same basis as the other equity holders of ChargePoint, Inc. The value of the Earnout Shares attributable to vested options held by our named executive officers as of the closing of the Business Combination is reflected in the “All Other Compensation” column of the Fiscal Year 2022 Summary Compensation Table. For more information about the issuance of the Earnout Shares see Transactions With Related Persons—“Issuance of Earnout Shares” elsewhere in this Proxy Statement.

Health and Welfare Benefits

Our named executive officers are eligible to participate in the same employee benefit plans, and on the same terms and conditions, as all other full-time, salaried employees. In the U.S. these benefits include medical, dental, and vision insurance, an employee assistance program, health and dependent care flexible spending accounts, health savings account, basic life insurance, accidental death and dismemberment insurance, short-term and long-term disability insurance and commuter benefits.

We design our employee benefits programs to be affordable and competitive in relation to the market. We adjust our employee benefits programs as needed based upon regular monitoring of applicable laws and practices and the competitive market. In structuring these benefit programs, we seek to provide an aggregate level of benefits that are comparable to those provided by similar companies.

Retirement Benefits

We maintain a Section 401(k) plan for our employees, including our named executive officers. The Section 401(k) plan is intended to qualify under Section 401(k) of the Code, so that contributions to the plan by employees or by us, and the investment earnings thereon, are not taxable to the employees until withdrawn, and so that contributions made by us, if any, will be deductible by us when made. Currently, we do not provide company matching contributions to participants in the Section 401(k) plan.

We do not provide pension arrangements for our named executive officers or other employees, nor do we provide any nonqualified defined contribution or other deferred compensation plans to any of our employees.

Perquisites and other Personal Benefits

Currently, we do not view perquisites or other personal benefits as a significant component of our executive compensation program. Accordingly, except as described below or as generally provided to our employees, we did not provide perquisites to our named executive officers during fiscal 2022.

In the future, we may provide perquisites or other personal benefits if our Compensation Committee deems it appropriate, for example if helpful in recruiting an individual or to assist an individual in the performance of his or her duties.

Employment Arrangements

We have entered into employment offer letters with each of our named executive officers setting forth the initial terms of the officer’s employment. Offer letters with our U.S. named executive officers provide that the officer’s employment will be “at will” and may be terminated at any time.

Severance and Change in Control Protection

In connection with becoming a publicly traded company, our Board and Compensation Committee reviewed the existing severance and change in control arrangements with our named executive officers. Following this review we entered into severance and change in control agreements with each of our named executive officers after the consummation of the Business Combination. These agreements provide for cash severance in connection with qualifying terminations of employment before and after a change in control and for equity acceleration in the event of qualifying terminations of employment in connection with a change in control. The agreements have three-year terms which will allow our Compensation Committee to re-assess them periodically.

The primary purpose of the change in control benefits in these agreements is to keep our named executive officers focused on pursuing corporate transaction activity that is in the best interests of our stockholders regardless of whether those transactions may result in their own job loss. We also believe it is necessary to offer these protections in order to offer competitive compensation packages.

For detailed descriptions of the post-employment compensation arrangements with our Named Executive Officers, as well as an estimate of the potential payments and benefits payable under these arrangements, see “Fiscal 2022 Potential Payments upon Termination or Change in Control” below.

Tax and Accounting Considerations

As a general matter, we review and consider the various tax and accounting implications of the compensation vehicles that we use.

Deductibility of Executive Compensation

In approving the amount and form of compensation for our named executive officers, our Board and Compensation Committee considers all elements of our cost of providing such compensation, including the potential impact of Section 162(m) of the Internal Revenue Code which denies a publicly-traded corporation a federal income tax deduction on compensation in excess of $1 million per year to certain designated executives. However, our Board and Compensation Committee believe that our stockholders’ interests are best served if their discretion and flexibility in awarding compensation is not restricted, even though it may result in non-deductible compensation expense.

Accounting Implications

We follow FASB ASC Topic 718, Compensation—Stock Compensation, for our stock-based compensation awards. FASB ASC Topic 718 requires us to measure the compensation expense for all share-based payments made to our employees and the members of our Board, including options to purchase shares of our common stock and other stock-based awards, based on the grant date “fair value” of these awards. This calculation is performed for financial accounting purposes and reported in the compensation tables below, even though recipients may realize another or no value at all from their awards. FASB ASC Topic 718 also requires us to recognize the compensation cost of our share-based compensation awards in our income statements over the period that a recipient is required to render services in exchange for the option or other award.

Report of the Compensation and Organizational Development Committee1

Our compensation and organizational development committee has reviewed and discussed the Compensation Discussion and Analysis with management. Based on such review and discussion, our compensation and organizational development committee has recommended to our board of directors that the Compensation Discussion and Analysis be incorporated by reference into our Annual Report on Form 10-K for the year ended January 31, 2022 and included in this proxy statement.

Respectfully submitted by the members of the compensation and organizational development committee of our board of directors:

Michael Linse (Chair)

Bruce Chizen

Mark Leschly

[1]

The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of ChargePoint Holdings, Inc. under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Fiscal Year 2022 Summary Compensation Table

The following table shows information regarding the compensation of our named executive officers for the fiscal years ended January 31, 2022, January 31, 2021 and January 31, 2020.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards(1) ($)		Non-Equity Incentive Plan Compensation ($)		All Other Compensation(2) ($)	Total ($)
Pasquale Romano	2022	500,000	—	—	43,823,305	(3)	—		14,355,780	58,679,085
Chief Executive Officer	2021	454,167	405,000	—	—		—		—	859,167
	2020	500,000	112,500		1,125,000		262,500		—	2,000,000

Rex Jackson(4) Chief Financial Officer	2022	362,500	90,000	9,555,000	—		—		3,181,229	13,188,729

Michael Hughes(4) Chief Commercial and Revenue Officer	2022	345,833	—	4,095,000			383,250	(5)	2,699,709	7,523,793
	2021	272,500	97,200		—		294,000	(5)	—	663,700

Colleen Jansen(4) Chief Marketing Officer	2022	347,500	52,500	2,730,000	—		—		1,123,851	4,253,851

Eric Sidle Chief Technology Officer	2022	350,000	52,500	1,365,000	—		—		1,225,637	2,993,137
	2021	317,917	151,200	—	—		—		—	469,117
	2020	350,000	42,000	—	225,000		98,000		—	715,000

Christopher Burghardt,(4), (6)	2022	378,107	—	2,730,000	—		—		318,150	3,426,2574
Former Managing Director, Europe	2021	402,500	130,410	—	—		—		—	532,910

(1)

The amounts in this column represent the aggregate grant date fair value of stock and option awards granted to the officer in the applicable fiscal year computed in accordance with FASB ASC Topic 718. See Note 12 of the notes to our consolidated financial statements included in our Annual Report on Form 10-K filed on April 4, 2022 for a discussion of the assumptions made in determining the grant date fair value of our equity awards. In accordance with SEC rules, the grant date fair value of an award subject to a performance condition is based on the probable outcome of the performance condition.

(2)	Reflects the value of shares of our common stock issued to holders of vested options upon achievement of earnout conditions in connection with the Business Combination.
(3)

Reflects the incremental fair value associated with a modification of an option granted to Mr. Romano in the fiscal year ended January 31, 2020. As originally granted, the option was eligible to vest if we achieved positive operating income for the fiscal year ending January 31, 2024. Effective upon consummation of the Business Combination, the option was amended so that it will fully vest in a single installment on January 31, 2024, subject to Mr. Romano’s service through the vesting date.

(4)

Mr. Jackson and Ms. Jansen were employed by the Company, but were not named executive officers, in the fiscal years ending January 31, 2021 or January 31, 2020. Accordingly, compensation information is only provided for the fiscal year ending January 31, 2022. Messrs. Burghardt and Hughes were employed by us, but were not named executive officers, in the fiscal year ended January 31, 2020. Accordingly compensation information is only provided for the fiscal years ended January 31, 2022 and January 31, 2021.

(5)	Reflects sales commissions.
(6)	Mr. Burghardt’s salary was paid in Euros and has been converted to U.S. dollars using the average exchange rate during the fiscal year of 1.1785.

Fiscal 2022 Grants Of Plan-Based Awards Table

The following table sets forth certain information regarding each plan-based award granted to our named executive officers during our fiscal year ended January 31, 2022.

	Date of Board/ Compensation Committee Approval(1)	Grant Date(1)	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(2)				All Other Stock Awards: Number of Shares of Stock or Units(3) (#)	All Other Option Awards: Number of Securities Underlying Options (#)		Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards(4) ($)
			Threshold ($)	Target ($)		Maximum ($)
(a)		(b)	(c)	(d)		(e)	(i)	(j)		(k)	(l)
Pasquale Romano	n/a	n/a	75,000	500,000		600,000	—	—		—	—
	12/8/20	2/26/21	—	—		—	—	1,494,900	(5)	0.76	43,823,305	(5)
Rex Jackson	n/a	n/a	45,000	300,000		360,000	—	—		—	—
Rex Jackson	6/2/21	6/2/21	—	—		—	350,000	—		—	9,555,000
Michael Hughes	n/a	n/a	75,000	350,000	(6)	420,000	—	—		—	—
Michael Hughes	6/2/21	6/2/21	—	—		—	150,000	—		—	4,095,000
Colleen Jansen	n/a	n/a	26,250	175,000		210,000	—	—		—	—
Colleen Jansen	6/2/21	6/2/21	—	—		—	100,000	—		—	2,730,000
Eric Sidle	n/a	n/a	26,250	175,000		210,000	—	—		—	—
Eric Sidle	6/2/21	6/2/21	—	—		—	50,000	—		—	1,365,000
Christopher Burghardt	n/a	n/a	€21,000	€140,000		€168,000	—	—		—	—
Christopher Burghardt	6/2/21	6/2/21	—	—		—	100,000	—		—	2,730,000

(1)

Pursuant to our equity grant policy, unless the board or compensation committee approve an exception, employee equity awards are granted effective as of March 1, June 1, September 1 and December 1 each year. In the case of fiscal 2022, RSU awards were delayed until we were able to file a registration statement on Form S-8.

(2)

Except in the case of Mr. Hughes, represents each officer’s fiscal 2022 bonus opportunity as described in greater detail in “Compensation Discussion and Analysis” above. The actual fiscal 2022 bonuses paid to our named executive officers are reported in the “Bonus” column of the Fiscal 2022 Summary Compensation Table.

(3)

Represent restricted stock unit, or RSU, awards made pursuant to our 2021 Equity Incentive Plan. These RSU awards vest in 16 equal quarterly installments on each March 20, June 20, September 20 and December 20 after closing of the Business Combination. For information regarding the vesting acceleration provisions applicable to our named executive officers’ equity awards, see “Fiscal 2022 Potential Payments Upon Termination or Change in Control” below.

(4)

The amounts in this column represent the aggregate grant date fair value of the equity awards granted to the officer computed in accordance with FASB ASC Topic 718. See Note 12 of the notes to our consolidated financial statements included in our Annual Report on Form 10-K filed on April 4, 2022 for a discussion of the assumptions made in determining the grant date fair value of our equity awards.

(5)

Option was granted during the fiscal year ended January 31, 2021, when the Company was private and prior to the Business Combination, but was modified effective as of closing of the Business Combination to eliminate the performance condition that originally applied to the option. As modified, the option will vest in a single installment on January 31, 2024, subject to Mr. Romano’s continuous service through the vesting date. The amount in column (l) represents the incremental fair value associated with the modification of Mr. Romano’s option.

(6)	Represents Mr. Hughes’ commission opportunity as described in greater detail in “Compensation Discussion and Analysis” above.

Outstanding Equity Awards at Fiscal Year 2022 Year-End

The following table provides information regarding outstanding equity awards held by our named executive officers as of January 31, 2022.

The vesting schedule applicable to each outstanding award is described in the footnotes to the table below. For information regarding the vesting acceleration provisions applicable to our named executive officers’ equity awards, see “Fiscal 2022 Potential Payments Upon Termination or Change in Control” below.

		Option Awards					Stock Awards
Name	Vesting Commencement Date	Number of Securities Underlying Unexercised Options Exercisable (#)		Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested(4) (#)
Pasquale Romano	—	500,802		—	0.27	6/10/22	—		—
	—	1,364,712		—	0.27	11/5/24	—		—
	—	2,210,534		—	0.84	1/25/28	—		—
	2/1/20	716,312	(1)	778,588	0.76	10/22/29	—		—
	—	—	(2)	1,494,900	0.76	6/1/30	—		—
Rex Jackson	5/29/18	1,394,487	(1)	131,769	0.56	7/6/28	—		—
	2/26/21	—		—	—	—	262,500	(3)	3,635,625
Michael Hughes	8/16/18	1,159,182	(1)	231,992	0.56	8/27/28	—		—
	2/26/21	—		—	—	—	112,500	(3)	1,558,125
Colleen Jansen	—	366,192		—	0.44	7/31/26	—		—
	2/25/19	29,071	(1)	26,988	0.76	4/13/29	—		—
	2/26/21	—		—	—	—	75,000	(3)	1,038,750
Eric Sidle	9/4/18	153,576	(1)	99,656	0.56	9/4/28	—		—
	5/29/19	199,327	(1)	99,652	0.76	5/29/29	—		—
	2/26/21	—		—	—	—	37,500	(3)	519,375
Christopher Burghardt(5)	—	—		—	—	—	—		—

(1)

Option vests in 48 equal monthly installments beginning with the vesting commencement date set forth above, subject to the named executive officer’s continued employment through the applicable vesting date.

(2)	Option vests in a single installment on January 31, 2024 subject to the named executive officer’s continuous service through the applicable vesting date.
(3)

Represents the unvested portion of an RSU award which vests in 16 equal quarterly installments on each March 20, June 20, September 20 and December 20 after the vesting commencement date above, subject to the named executive officer’s continued employment through the applicable vesting date.

(4)	In accordance with SEC rules market value is based on the closing price of our common stock on the last trading day of the fiscal year of $13.85 per share multiplied by the number of unvested RSUs.
(5)	Mr. Burghardt’s services with the Company terminated effective as of December 31, 2021.

Fiscal 2022 Option Exercises and Stock Vested Table

The following table shows the number of shares our named executive officers acquired upon exercise of options and vesting of restricted stock and restricted stock units during the fiscal year ending January 31, 2022.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting(2) ($)
(a)	(b)	(c)	(d)	(e)
Pasquale Romano	795,285	17,172,408	—	—
Rex Jackson	55,000	1,032,350	87,500	2,286,813
Michael Hughes	100,000	2,396,000	37,500	980,063
Colleen Jansen	—	—	25,000	653,375
Eric Sidle	265,000	4,397,950	12,500	326,688
Christopher Burghardt	247,734	5,018,371	25,000	653,375

(1)	In accordance with SEC rules, value realized is based on the closing price of our common stock on the date of exercise less the exercise price multiplied by the number of shares exercised.
(2)	In accordance with SEC rules, value realized is based on the closing price of our common stock on the vesting date multiplied by the number of shares vested.

Fiscal 2022 Potential Payments Upon Termination or Change in Control

Each of our named executive officers is entitled to severance payments pursuant to their severance and change in control agreements. These agreements have a three year term from closing of the Business Combination and supersede any severance provisions in the officer’s offer letter or employment agreement. Pursuant to these agreements, if a named executive officer’s employment is terminated by ChargePoint without Cause (as defined below) or if the officer resigns for Good Reason (as defined below) (either of which, an “Involuntary Termination”), the officer is eligible to receive a lump sum payment equal to six months of the officer’s then current base salary and COBRA premiums. If an Involuntary Termination occurs within 3 months prior to, or within 12 months after, a Change in Control, then the cash severance payment the officer is eligible to receive is increased to 12 months of the officer’s base salary and COBRA premiums, 100% of the officer’s time-based equity awards outstanding at the time the officer’s employment terminates will vest and any outstanding performance-based equity awards will vest at the greater of the target level of achievement or based on actual performance. As a condition to the receipt of severance benefits, the officer must execute a release of claims, resign from all positions with ChargePoint and return all company property.

In connection with his relocation to Puerto Rico, Mr. Jackson waived any severance benefits in connection with an Involuntary Termination other than in connection with a Change in Control.

For purposes of the severance and acceleration benefits described above, the terms “Cause,” “Change in Control” and “Good Reason” have the following meanings:

“Cause” means a named executive officer’s unauthorized use or disclosure of our confidential information or trade secrets which causes material harm, material breach of any agreement with us, material failure to comply with our written policies or rules, conviction of (or plea of guilty or “no contest” to) a felony, gross negligence or willful misconduct in the performance of the officer’s duties, continuing failure to perform assigned duties or failure to cooperate in good faith with a governmental or internal investigation.

“Change in control” means any person acquires ownership of more than 50% of our voting stock, a sale of all or substantially all of our assets, consummation of a merger of the company with or into another entity if our capital stock represents less than 50% of the voting power of the surviving entity or its parent or certain changes in the composition of our board of directors. The Business Combination was not a change in control for purposes of the severance arrangements with our named executive officers.

“Good Reason” means a material diminution in the named executive officer’s responsibilities, authority, powers, functions or duties (other than a change of title), a material reduction in the officer’s base salary or benefits or the named executive officer’s office is relocated more than 50 miles from its then current location. In order to resign for Good Reason, the named executive officer must provide written notice to ChargePoint of the existence of one or more of the above conditions within 90 days of its initial existence and ChargePoint must be provided with 30 days to cure the condition. If the condition is not cured within such 30 day period, the named executive officer must terminate employment within 30 days of the end of such cure period.

In addition, Mr. Romano was granted an option to purchase 1,494,900 shares of our common stock in June 2020 that will accelerate with respect to 6/48th of the total option shares if Mr. Romano is subject to a termination without cause or a resignation for good reason prior to January 31, 2024. As a condition to such acceleration, Mr. Romano must execute a release of claims.

The following table describes the potential payments and benefits upon termination of our named executive officer’s employment before or after a change in control of the Company described above, assuming both a change in control (if applicable) and each officer’s termination of employment occurred on January 31, 2022.

Name	Cash Severance ($)	Equity Acceleration(1) ($)	Total ($)
Pasquale Romano
Non-Change in Control Termination	267,108	2,446,030	2,713,138
Change in Control Termination	534,216	29,759,958	30,294,174
Rex Jackson
Non-Change in Control Termination	—	—	—
Change in Control Termination	424,022	5,386,835	5,810,857
Michael Hughes
Non-Change in Control Termination	191,698	—	191,698
Change in Control Termination	383,395	4,641,299	5,024,694
Colleen Jansen
Non-Change in Control Termination	187,011	—	187,011
Change in Control Termination	374,022	1,392,023	1,766,045
Eric Sidle
Non-Change in Control Termination	192,108	—	192,108
Change in Control Termination	384,216	3,148,248	3,532,464
Christopher Burghardt(2)
Non-Change in Control Termination	—	—	—
Change in Control Termination	—	—	—

(1)

Reflects the number of options and/or RSUs held by the officer that would have vested on January 31, 2022 under each scenario, multiplied by the closing price of our common stock on the last day of the fiscal year of $13.85 per share, less (in the case of options) the exercise price per share.

(2)

Mr. Burghardt’s employment with us ended on December 31, 2021, due to his resignation. Mr. Burghardt did not receive any severance payments or benefits in connection with the termination of his employment.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides certain information as of January 31, 2022, with respect to shares that may be issued under ChargePoint’s existing equity compensation plans.

Plan Category	(a) Number of Securities to Be Issued Upon Exercise of Outstanding Options, Warrants and Rights(1)	(b) Weighted Average Exercise Price of Outstanding Options, Warrants and Rights ($)		(c) Number of Securities Remaining Available For Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity compensation plans approved by security holders	26,234,287	$0.6811	(2)	44,548,279	(3)
Equity compensation plans not approved by security holders	0	0		0
Total	26,234,287	$0.6811	(2)	44,548,279	(3)

(1)

This amount includes (a) 22,200,869 options to purchase shares of ChargePoint common stock under the Coulomb Technologies, Inc. 2007 Stock Incentive Plan and ChargePoint, Inc. 2017 Stock Plan, and (b) 4,033,418 shares of ChargePoint common stock that may be issued upon the vesting of restricted stock units granted under the ChargePoint Holdings, Inc. 2021 Equity Incentive Plan.

(2)	Represents the weighted average exercise price as of January 31, 2022, of options to purchase 22,200,869 shares of ChargePoint common stock.
(3)

This amount includes 36,370,596 shares of ChargePoint common stock available under the ChargePoint Holdings, Inc. 2021 Equity Incentive Plan and 8,177,683 shares of ChargePoint common stock reserved for issuance under the 2021 Employee Stock Purchase Plan. On the first day of each March, beginning on March 1, 2021 and continuing through March 1, 2030, the ChargePoint Holdings, Inc. 2021 Equity Incentive Plan reserve will automatically increase by a number equal to the lesser of (a) 5% of the total number of shares of ChargePoint common stock issued and outstanding on the last day of the preceding month and (b) a number of shares determined by the Board of Directors. On the first day of each March during the term of the 2021 Employee Stock Purchase Plan, commencing on March 1, 2021 and ending on (and including) March 1, 2040, the aggregate number of shares of ChargePoint common stock that may be issued under the 2021 Employee Stock Purchase Plan shall automatically increase by a number equal to the lesser of (i) one percent (1%) of the total number of shares of ChargePoint common stock issued and outstanding on the last day of the preceding month, (ii) 5,400,000 shares (subject to standard anti-dilution adjustments), or (iii) a number of shares determined by the Board of Directors.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information known to ChargePoint regarding the beneficial ownership of the Company’s Common Stock by:

•	each person who is known by ChargePoint to be the beneficial owner of more than five percent (5%) of the outstanding shares of Common Stock;

•	each current named executive officer and director of the Company; and

•	all current executive officers and directors of the Company, as a group.

Beneficial ownership for the purposes of the following table is determined in accordance with the rules and regulations of the SEC. A person is a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of the security, or “investment power”, which includes the power to dispose of or to direct the disposition of the security or has the right to acquire such powers within 60 days.

The beneficial ownership percentages set forth in the table below are based on 336,668,226 shares of Common Stock issued and outstanding as of April 30, 2022.

Unless otherwise noted in the footnotes to the following table, and subject to applicable community property laws, the persons and entities named in the table have sole voting and investment power with respect to their beneficially owned Common Stock and preferred stock.

Unless otherwise noted in the footnotes to the following table, the business address of each executive officer and director is 240 East Hacienda Avenue, Campbell, California 95008.

	Beneficial Ownership(1)
Beneficial Owner	Number of Shares	Percent of Total
Greater than 5% Stockholders:
Entities affiliated with Linse Capital, LLC(1)	69,445,565	19.9%
Q-GRG VII (CP) Investment Partners, LLC(2)	34,485,016	9.9%
The Vanguard Group(3)	19,127,511	5.7%

Named Executive Officers and Directors:
Pasquale Romano(4)	7,213,706	2.1%
Roxanne Bowman(5)	252,048	*
Elaine L. Chao	—	*
Bruce Chizen(6)	1,122,380	*
Axel Harries(7)	18,500	*
Susan Heystee(8)	16,526	*
Jeffrey Harris	—	*
Mark Leschly(9)	439,446	*
Michael Linse(10)	69,445,565	19.9%
Ekta Singh-Bushell	—	*
G. Richard Wagoner, Jr.(11)	486,452	*
Christopher Burghardt(12)	287,112	*
Michael Hughes(13)	1,464,558	*
Rex S. Jackson(14)	1,900,264	*
Colleen Jansen(15)	698,156	*
Eric Sidle(16)	698,579	*

All directors and executive officers as a group (19 individuals)(17)	84,574,474	23.64%

*	Less than one percent
(1)

Includes (a) 23,530,383 shares of Common Stock held directly by Linse Capital CP LLC (“Linse I”), (b) 6,813,310 shares of Common Stock held directly by Linse Capital CP II LLC (“Linse II”), (c) 7,665,987 shares of Common Stock held directly by Linse Capital CP III, LLC (“Linse III”), (d) 5,305,658 shares of Common Stock held directly by Linse Capital CP IV, LLC (“Linse IV”), (e) 5,620,211 shares of Common Stock and 2,166,266 shares of Common Stock subject to a warrant exercisable within 60 days of April 30, 2022, all of which is held directly by Linse Capital CP V, LLC (“Linse V”) and (f) 8,954,326 shares of Common Stock and 9,389,424 shares of Common Stock subject to a warrant exercisable within 60 days of April 30, 2022, all of which is held directly by Linse Capital CP VI, LLC (“Linse VI,” and collectively, the “Linse Funds”) as reported on Schedule 13G filed with the SEC on February 11, 2022. Michael Linse is the managing director of Linse Capital LLC (“Linse Capital”), which is the manager of Linse I, Linse II, Linse III, Linse IV and Linse V, and the manager of Linse Capital Management PR LLC (“LCMPR”). LCMPR is the general partner of Linse Capital CP VI GP LP (“Linse GP VI”), which is the manager of Linse VI. Each of Michael Linse and Linse Capital possesses power to direct the voting and disposition of the shares owned by Linse I, Linse II, Linse III, Linse IV and Linse V, and each of Michael Linse and Linse Capital may be deemed to have an indirect beneficial ownership of such shares. Each of Linse GP VI, LCMPR, Linse Capital and Michael Linse possesses power to direct the voting and disposition of the shares owned by Linse VI, and each of Linse GP VI, LCMPR, Linse Capital and Michael Linse may be deemed to have an indirect beneficial ownership of such shares. The principal address of Linse I, Linse II, Linse III, Linse IV and Linse V is 53 Calle Palmeras, Suite 601, San Juan, Puerto Rico 00901.

(2)

Includes 23,342,443 shares of Common Stock, 11,124,073 shares of Common Stock subject to warrants exercisable within 60 days of April 30, 2022, all of which is held directly by Q-GRG VII (CP) Investment Partners, LLC (“Q-GRG”) and 18,500 shares of Common Stock subject to restricted stock units vesting within 60 days of April 30, 2022 held by Jeffrey Harris for the benefit of Q-GRG, as reported on Schedule 13D filed with the SEC on July 22, 2021. QEM VII, LLC (“QEM VII”) is the managing member of Q-GRG. Therefore, QEM VII may be deemed to share voting and dispositive power over the securities held by Q-GRG and may also be deemed to be the beneficial owner of these securities. QEM VII disclaims beneficial ownership of such securities in excess of its pecuniary interest in the securities. Any decision taken by QEM VII to vote, or to direct to vote, and to dispose, or to direct the disposition of, the securities held by Q-GRG has to be approved by a majority of the members of its investment committee, which majority must include S. Wil VanLoh, Jr.. Therefore, Mr. VanLoh, Jr. may be deemed to share voting and dispositive power over the securities held by Q-GRG and may also be deemed to be the beneficial owner of these securities. Mr. VanLoh, Jr. disclaims beneficial ownership of such securities in excess of his pecuniary interests in the securities. The principal address of Q-GRG is 800 Capitol Street, Suite 3600, Houston, TX 77002.

(3)

Includes (a) 90,678 shares of Common Stock with respect to shared voting power, (b) 18,871,872 shares of Common Stock with respect to sole dispositive power, and (c) 255,639 shares of Common Stock with respect to shared dispositive power, as reported on Schedule 13G filed with the SEC on February 9, 2022. The address of The Vanguard Group is 100 Vanguard Blvd., Malvern, PA 19355.

(4)

Includes (a) 2,766,428 shares of Common Stock and (b) 4,447,278 shares of Common Stock subject to options exercisable within 60 days of April 30, 2022, all of which is held directly by Mr. Romano. 436,364 shares of Common Stock held by Mr. Romano are pledged to collateralize a personal loan entered into in May 10 2021.

(5)	Includes (a) 12,240 shares of Common Stock and (b) 239,808 shares of Common Stock subject to options exercisable within 60 days of April 30, 2022, all of which is held by Ms. Bowman.
(6)

Includes (a) 7,407 shares of Common Stock and 215,930 shares of Common Stock subject to options exercisable within 60 days of April 30, 2022, all of which is held directly by Mr. Chizen, (b) 767,237 shares of Common Stock and 87,821 shares of Common Stock subject to a warrant exercisable within 60 days of April 30, 2022, all of which is held directly by the Bruce Chizen 2009 Irrevocable Trust, dated January 24, 2009 (the “Chizen Trust”) and (c) 43,985 shares of Common Stock held directly by the Gail Chizen 2009 Irrevocable Trust (the “Gail Chizen Trust”). Mr. Chizen is the co-trustee of each the Chizen Trust and the Gail Chizen Trust and has shared voting and investment power over the shares held by each of the Chizen Trust and the Gail Chizen Trust.

(7)	Includes 18,500 shares of Common Stock held by Mr. Harries.
(8)

Includes (a) 12,500 shares of Common Stock held directly by the CHELST Irrevocable Trust and (b) 4,026 shares of Common Stock subject to restricted stock units vesting within 60 days of April 30, 2022, held directly by Ms. Heystee.

(9)

Includes (a) 18,500 shares of Common Stock held by Mr. Leschly, and (b) 420,946 shares of Common Stock held directly by Iconica LLC. As the managing member of Iconica LLC, Mr. Leschly possesses sole power to direct the voting and disposition of the shares owned by Iconica LLC. The principal address of Iconica LLC is c/o Iconica Partners, 525 University Avenue, Suite 1350, Palo Alto, CA 94301.

(10)	See footnote 1.
(11)

Includes (a) 19,228 shares of Common Stock and 379,717 shares of Common Stock subject to options exercisable within 60 days of April 30, 2022 all of which is held by Mr. Wagoner and (b) 52,378 shares of Common Stock and 35,129 shares of Common Stock subject to a warrant exercisable within 60 days of April 30, 2022, all of which is held directly by the G. Richard Wagoner, Jr. Trust dated July 13, 1989, as amended and restated October 19, 2018 (the “Wagoner Trust”). Mr. Wagoner is the trustee of the Wagoner Trust and has sole voting and investment power over the shares held by the Wagoner Trust.

(12)	Includes 287,112 shares of Common Stock held directly by Mr. Burghardt.
(13)

Includes (a) 180,292 shares of Common Stock, (b) 1,274,891 shares of Common Stock subject to options exercisable within 60 days of April 30, 2022, and (c) 9,375 shares of Common Stock subject to restricted stock units vesting within 60 days of April 30, 2022, all of which is held directly by Mr. Hughes.

(14)

Includes (a) 154,798 shares of Common Stock, 1,526,256 shares of Common Stock subject to options exercisable within 60 days of April 30, 2022 and 21,875 shares of Common Stock subject to restricted stock units vesting within 60 days of April 30, 2022, all of which is held by Mr. Jackson and (b) 109,514 shares of Common Stock and 87,821 shares of Common Stock subject to a warrant exercisable within 60 days of April 30, 2022, all of which is held directly by the Jackson 1997 Trust Dated November 6, 1997 (the “Jackson Trust”). Mr. Jackson is the co-trustee of the Jackson Trust and has shared voting and investment power over the shares held by the Jackson Trust.

(15)

Includes (a) 293,263 shares of Common Stock, (b) 398,643 shares of Common Stock subject to options exercisable within 60 days of April 30, 2022, and (c) 6,250 shares of Common Stock subject to restricted stock units vesting within 60 days of April 30, 2022, all of which is held directly by Ms. Jansen.

(16)

Includes (a) 309,122 shares of Common Stock, (b) 386,332 shares of Common Stock subject to options exercisable within 60 days of April 30, 2022, and (c) 3,125 shares of Common Stock subject to restricted stock units vesting within 60 days of April 30, 2022, all of which is held directly by Mr. Sidle.

(17)

Includes (a) 55,428,526 shares of Common Stock, (b) 9,279,271 shares of Common Stock subject to options exercisable within 60 days of April 30, 2022, (c) 56,284 shares of Common Stock subject to restricted stock units vesting within 60 days of April 30, 2022, and (d) 11,827,935 shares of Common Stock subject to warrants exercisable within 60 days of April 30, 2022.

TRANSACTIONS WITH RELATED PERSONS AND INDEMNIFICATION

Policies and Procedures for Related Party Transactions

The Board reviews and considers the interests of its directors, executive officers and principal stockholders in its review and consideration of transactions and forms committees of non-interested directors when it determines that the formation of such committees is appropriate under the circumstances.

We have a related party transaction policy. The policy provides that officers, directors, holders of more than 5% of any class of our voting securities, and any member of the immediate family of and any entity affiliated with any of the foregoing persons, will not be permitted to enter into a related-party transaction with ChargePoint without the prior consent of the Audit Committee, or other independent members of our Board in the event it is inappropriate for the Audit Committee to review such transaction due to a conflict of interest. Any request for us to enter into a transaction with an executive officer, director, principal stockholder, or any of their immediate family members or affiliates, in which the amount involved exceeds $120,000, must first be presented to the Audit Committee for review, consideration and approval. In approving or rejecting the proposed transactions, the Audit Committee will take into account all of the relevant facts and circumstances available.

All of the transactions with respect to Legacy ChargePoint described below were entered into prior to the adoption of this policy. Although Legacy ChargePoint did not have a written policy for the review and approval of transactions with related persons, the Legacy ChargePoint Board historically reviewed and approved any transaction where a director or officer had a financial interest, including the transactions described above. Prior to approving such a transaction, the material facts as to a director’s or officer’s relationship or interest in the agreement or transaction were disclosed to the Legacy ChargePoint Board. The Legacy ChargePoint Board took this information into account when evaluating the transaction and in determining whether such transaction was fair to Legacy ChargePoint and in the best interest of all Legacy ChargePoint stockholders. A more complete description of the Business Combination, the transactions described below, and the capitalized terms used below can be found in our registration statement on Form S-1 as filed with the SEC on March 2, 2021.

Switchback Related Party Transactions

As described elsewhere in this Proxy Statement, ChargePoint was a special purpose acquisition company called Switchback prior to the closing of the Business Combination on February 26, 2021. The following is a description of each transaction since February 1, 2021 in which:

•	Switchback has been a participant;

•	the amount involved exceeded or exceeds $120,000; and

•

any of the Company’s directors, executive officers or holders of more than 5% of its capital stock, or any immediate family member of, or person sharing the household with, any of these individuals, had or will have a direct or indirect material interest.

Founder Shares

On May 16, 2019, Switchback issued an aggregate of 8,625,000 Founder Shares to the Sponsor for an aggregate purchase price of $25,000 in cash, or approximately $0.003 per share. In July 2019, the Sponsor transferred 40,000 Founder Shares to each of our independent director nominees at their original purchase price. In September 2019, the Sponsor forfeited an aggregate of 772,059 Founder Shares. On July 31, 2020, the Sponsor transferred an aggregate of 40,000 Founder Shares to our third independent director at their original purchase price.

In connection with the execution of the Business Combination Agreement, the Initial Stockholders entered into the Founders Stock Letter with Switchback pursuant to which, among other things, the Initial Stockholders, (a) subject to the satisfaction of the conditions to Closing set forth in the Business Combination Agreement, immediately prior to the closing of the Business Combination, surrendered to Switchback, for no consideration and as a capital contribution to Switchback, 984,706 Founder Shares held by them (on a pro rata basis), whereupon such Founder Shares were immediately cancelled and (b) upon and subject to the closing of the Business Combination, subjected the 900,000 Founder Earn Back Shares (including any Common Stock issued in exchange therefor in the Merger) held by them (on a pro rata basis) to potential forfeiture if the closing of the Business Combination volume-weighted average closing sale price of one share of Common Stock quoted on the NYSE does not satisfy the price target set forth in the Founders Stock Letter for any ten trading days within any 20 consecutive trading day period within the five-year period following the closing of the Business Combination (the “Founder Earn Back Trigger Event”). The Founder Earn Back Shares achieved the Founder Earn Back Trigger Event requirements on March 12, 2021.

Private Warrants and Related Party Loans

The Sponsor purchased an aggregate of 5,521,568 Private Warrants for a purchase price of $1.50 per warrant in private placements that occurred simultaneously with the closing of the IPO and the sale of the over-allotment units. As such, the Sponsor’s interest in this transaction was valued at approximately $8.3 million. Each Private Warrant entitles the holder to purchase one share of our Common Stock at $11.50 per share. In addition, prior to the closing of the Business Combination, the Sponsor advanced to Switchback approximately $2.0 million in working capital loans. At the closing of the Business Combination on February 26, 2021, the Sponsor converted $1.5 million of these working capital loans into 1,000,000 Private Warrants. As such, the Sponsor’s interest in this transaction was valued at approximately $1.5 million. The remainder of the loans were repaid in connection with the closing of the Business Combination on February 26, 2021.

Administrative Services Agreement

On July 25, 2019, Switchback entered into an administrative services agreement pursuant to which Switchback paid the Sponsor a total of $10,000 per month for office space, utilities, secretarial support and administrative services. Upon completion of the Business Combination, we ceased paying these monthly fees.

Other than these monthly fees, no compensation of any kind, including finder’s and consulting fees, was paid by us to the Sponsor, officers and directors, or any of their respective affiliates, for services rendered prior to or in connection with the completion of the Business Combination. However, these individuals were reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf. There was no cap or ceiling on the reimbursement of out-of-pocket expenses incurred by such persons in connection with activities on our behalf.

Related Party Loans and Advances

Until the consummation of the Switchback’s initial public offering, consummated on July 30, 2019, of 31,411,763 units (including 1,411,763 units that were subsequently issued to the underwriters in connection with their partial exercise of their overallotments option) at $10.00 per unit, Switchback’s only source of liquidity was an initial sale of Founder Shares to the Sponsor, and the proceeds of loans and advances from the Sponsor in the amount of $251,000. In August 2019, we repaid the Sponsor $251,000 in settlement of the outstanding loan and advances.

In addition, prior to the closing of the Business Combination, the Sponsor advanced to Switchback approximately $2.0 million in working capital loans. At the closing of the Business Combination, the Sponsor converted $1.5 million of these working capital loans into 1,000,000 Private Warrants. As such, the Sponsor’s interest in this transaction was valued at approximately $1.5 million. $1.5 million of such loans were convertible into warrants at a price of $1.50 per warrant at the option of the Sponsor. The warrants are identical to the Private Warrants, including as to exercise price, exercisability and exercise period. The remainder of the loans were repaid in connection with the closing of the Business Combination.

Related Party Transactions with Respect to ChargePoint

In addition to the compensation arrangements, including employment, termination of employment, and change in control arrangements and indemnification arrangements, discussed, when required, in this Proxy Statement, the following is a description of each transaction since February 1, 2021 and each currently proposed transaction in which:

•	ChargePoint has been or is to be a participant;

•	the amount involved exceeded or exceeds $120,000; and

•

any of ChargePoint’s directors, executive officers or holders of more than 5% of its capital stock, or any immediate family member of, or person sharing the household with, any of these individuals, had or will have a direct or indirect material interest.

Issuance of Earnout Shares

During the time period between the closing of the Business Combination on February 26, 2021, and the five-year anniversary of the closing of the Business Combination, eligible former equity holders of Legacy ChargePoint, including our directors, executive officers and holders of more than 5% of our capital stock could receive up to an aggregate of 27,000,000 additional shares of Common Stock (the “Earnout Shares”) in three equal tranches if certain earnout conditions were fully satisfied (the “Triggering Events”). The first two Triggering Events for up to 18,000,000 of the Earnout Shares occurred on March 12, 2021 and, after the withholding of some of these Earnout Shares for tax withholding, 17,539,657 Earnout Shares were issued on March 19, 2021. The third Triggering Event occurred on June 29, 2021 and, after the withholding of some of these Earnout Shares for tax withholding, 8,773,596 Earnout Shares were issued on July 1, 2021. Earnout Shares were issued to the following directors, executive officers and holder of 5% of more of our shares of Common Stock in 2021.

Director, Executive Officer or 5% holders	Total Shares	Total Value
Entities affiliated with Linse Capital, LLC	7,873,626	$239,804,403
Q-GRG VII (CP) Investment Partners, LLC	3,388,533	$103,203,420
Entities affiliated with Rho Ventures VI, L.P.	2,592,939	$78,972,279
Entities affiliated with Braemar Energy Ventures III L.P.	1,981,866	$60,361,032
CPP Investment Board (USRE) Inc.	1,817,907	$55,367,388
Pasquale Romano	655,899	$19,976,497
Roxanne Bowman	12,240	$372,790
Bruce Chizen(1)	88,455	$2,694,044
G. Richard Wagoner, Jr.(2)	44,010	$1,340,398
Christopher Burghardt	53,697	$1,635,432
Michael Hughes	98,517	$3,000,499
Rex Jackson(3)	122,241	$3,723,053
Colleen Jansen	64,185	$1,954,861
Lawrence Lee(4)	41,466	$1,262,916
Bill Loewenthal	19,131	$582,666
Eric Sidle	48,141	$1,466,214

(1)

Includes 7,407 Earnout Shares issued to Mr. Chizen, 77,082 Earnout Shares issued to the Bruce Chizen 2009 Irrevocable Trust, Dated January 24, 2009, and 3,966 Earnout Shares issued to the Gail Chizen 2009 Irrevocable Trust.

(2)	Includes 36,891 Earnout Shares issued to Mr. Wagoner and 7,119 Earnout Shares issued to the G. Richard Wagoner, Jr. Trust dated 7/13/1989, as amended.
(3)	Includes 104,451 Earnout Shares issued to Mr. Jackson and 17,790 Earnout Shares issued to the Jackson 1997 Trust Dated November 6, 1997.
(4)	Includes 29,007 Earnout Shares issued to Mr. Lee and 12,459 Earnout Shares issued to Five Plus Nine, LLC.

Registration Rights

In connection with the closing of the Business Combination, ChargePoint and the holders of registration rights in Switchback and Legacy ChargePoint (the “Registration Rights Holders”) entered into an amended and restated Registration Rights Agreement (the “A&R Registration Rights Agreement”). Pursuant to the A&R Registration Rights Agreement, we filed the Form S-1 on March 2, 2021 (the “First Registration Statement”) and further filed a Post-Effective Amendment No. 3 to Form S-1 on Form S-3 on March 1, 2022, to maintain the effectiveness of the First Registration Statement. Under the terms of the Warrant Agreement relating to the Public Warrants, we filed the Form S-1 on March 2, 2021, and we are obligated to use our best efforts to maintain the effectiveness of such registration statement, and a current prospectus relating thereto, until the expiration of the Public Warrants. All Public Warrants were exercised before, or if not so exercised were redeemed on, July 6, 2021. In certain circumstances, the Registration Rights Holders can demand up to four underwritten offerings and will be entitled to customary piggyback registration rights. Pursuant to the term of the A&R Registration Rights Agreement, we filed an additional registration statement on Form S-1 on July 12, 2021, registering for resale 12,000,000 shares of our common stock held by the Registration Rights Holders. The A&R Registration Rights Agreement does not provide for the payment of any cash penalties by Switchback if it fails to satisfy any of its obligations under the A&R Registration Rights Agreement.

Indemnification Agreements

Our Second Amended and Restated Certificate of Incorporation (the “Charter”) contains provisions limiting the liability of directors, and our Bylaws provide that we will indemnify each of our directors to the fullest extent permitted under Delaware law. The Charter and our Bylaws also provide us with discretion to indemnify officers and employees when determined appropriate by the Board.

We entered into indemnification agreements with each of our directors and executive officers and certain other key employees. The indemnification agreements provide that we indemnify each of our directors, executive officers and such other key employees against any and all expenses incurred by that director, executive officer or other key employee because of his or her status as one of our directors, executive officers or other key employees, to the fullest extent permitted by Delaware law, the Charter and our Bylaws. In addition, the indemnification agreements provide that, to the fullest extent permitted by Delaware law, we will advance all expenses incurred by our directors, executive officers, and other key employees in connection with a legal proceeding involving his or her status as a director, executive officer or key employee.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Notices of Internet Availability of Proxy Materials or other Annual Meeting materials with respect to two or more stockholders sharing the same address by delivering a single Notice of Internet Availability of Proxy Materials or other Annual Meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are ChargePoint Holdings, Inc. stockholders will be “householding” the Company’s proxy materials. A single Notice of Internet Availability of Proxy Materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If you and another stockholder of record with whom you share an address participate in householding and you wish to receive an individual copy of our Proxy Materials now or discontinue your future participation in householding, please contact Broadridge Financial Solutions, Inc. toll-free at 1-866-540-7095 or by writing to Broadridge Financial Solutions, Inc., Attn: Householding Department, 51 Mercedes Way, Edgewood, NY 11717.

OTHER MATTERS

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires that our executive officers and directors, and persons who own more than 10% of our common stock, file reports of ownership and changes of ownership with the SEC. Such directors, executive officers and 10% stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

SEC regulations require us to identify in this proxy statement anyone who filed a required report late during the most recent fiscal year. Based on our review of forms we received, or written representations from reporting persons stating that they were not required to file these forms, we believe that during our fiscal year ended January 31, 2022, all Section 16(a) filing requirements were satisfied on a timely basis with the exception of (i) a late Form 4 for Neil Suslak filed on July 9, 2021; (ii) a late Form 4 for Q-GRG VII (CP) Investment Partners, LLC filed on May 5, 2021, and (iii) a late Form 4 for William Loewenthal filed on January 31, 2022.

Fiscal Year 2022 Annual Report and SEC Filings

Our financial statements for our fiscal year ended January 31, 2022, are included in our Annual Report on Form 10-K, which we will make available to stockholders at the same time as this proxy statement. This proxy statement and our annual report are posted on our website at www.chargepoint.com and are available from the SEC at its website at www.sec.gov. You may also obtain a copy of our 2022 Annual Report without charge by sending a written request to: Corporate Secretary, ChargePoint Holdings, Inc., 240 East Hacienda Avenue, Campbell, CA 95008.

The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

SCAN TO VIEW MATERIALS & VOTE CHARGEPOINT HOLDINGS, INC. 240 EAST HACIENDA AVENUE CAMPBELL, CA 95008 VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on July 11, 2022. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/CHPT2022 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on July 11, 2022. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. For All Withhold All For All Except To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below. The Board of Directors recommends you vote FOR the following: 1. Election of Class II directors Nominees 01) Jeffrey Harris 02) Susan Heystee 03) G. Richard Wagoner, Jr. The Board of Directors recommends you vote FOR proposals 2 and 3. For Against Abstain 2. The ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for our fiscal year ending January 31, 2023. 3. The advisory approval of the compensation of our named executive officers ("Say-on-Pay"); and The Board of Directors recommends you vote 1 YEAR on the following proposal: 1 year 2 years 3 years Abstain 4. The preferred frequency of holding future advisory votes on executive compensation. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date 0000570034_1 R1.0.0.24

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Combined Document is available at www.proxyvote.com CHARGEPOINT HOLDINGS, INC. Annual Meeting of Stockholders July 12, 2022 11:00 a.m., Pacific Time This proxy is solicited by the Board of Directors The stockholder(s) hereby appoint(s) Pasquale Romano, Rex Jackson and Rebecca Chavez, or any of them, as proxies, each with the power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common stock of CHARGEPOINT HOLDINGS, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 11:00 a.m., Pacific Time on July 12, 2022, at the www.virtualshareholdermeeting.com/CHPT2022, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. Continued and to be signed on reverse side 0000570034_2 R1.0.0.24